Exhibit 4.6

Kraft Canada Inc. Trusteed Retirement Plan B

Amended and Restated as of January 1, 2011

Canada Revenue Agency and

Financial Services Commission of Ontario

Registration No. 0259556

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Table of Contents

(Continued)

APPENDIX A — BAKERY MEMBERS

APPENDIX B — NON-BAKERY MEMBERS

APPENDIX C — PROVINCIAL PROVISIONS – ALBERTA

APPENDIX D — PROVINCIAL PROVISIONS – BRITISH COLUMBIA

APPENDIX E — PROVINCIAL PROVISIONS – MANITOBA

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Table of Contents

(Continued)

APPENDIX F — PROVINCIAL PROVISIONS – NEW BRUNSWICK

APPENDIX G — PROVINCIAL PROVISIONS – NEWFOUNDLAND

APPENDIX H — PROVINCIAL PROVISIONS – NOVA SCOTIA

APPENDIX I — PROVINCIAL PROVISIONS – QUEBEC

SCHEDULE 1 — DSD WAREHOUSE CLOSURE IN CALGARY AND EDMONTON

SCHEDULE 2 — SISMET DSD WAREHOUSE CLOSURE IN TORONTO

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PART 1 – General Provisions

Article 1 – Introduction

1.01	This document constitutes the Kraft Canada Inc. Trusteed Retirement Plan B (the “Plan”), originally established on March 1, 1975 (the “Effective Date”) by Nabisco Brands Ltd.

1.02	The purpose of this amendment and restatement is to:

(a)	incorporate all amendments to date;

(b)	close eligibility for membership under the DB Provisions of the Plan for all eligible Non-Union Employees hired after December 31, 2010;

(c)	add new DC Provisions for all eligible Non-Union Employees hired on and after January 1, 2011; and

(d)	clarify certain administrative provisions of the Plan.

1.03	The primary purpose of the Plan is to provide retirement income and related benefits for eligible Employees of the Company who are employed on and after the Effective Date.

1.04	The Plan as contained herein shall be applicable to Members who are in the employment of the Company on or after January 1, 2011. Benefits in respect of a Member whose employment ceased prior to January 1, 2011 shall be determined in accordance with the terms of the Plan at the time of such cessation of employment, except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

1.05	The Plan is intended to be a pension plan accepted for registration under Applicable Pension Laws and Revenue Rules. The Plan shall be designed, written and administered to comply with the requirements of Applicable Pension Laws and Revenue Rules. If the Plan fails to comply with such requirements, the Company may in its absolute discretion amend the Plan to comply with such requirements or terminate the Plan.

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Any amendment to the Plan is conditional upon acceptance for registration under both Applicable Pension Laws and Revenue Rules, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

History of the Plan

1.06	The Plan was originally established by Nabisco Brands Ltd., effective March 1, 1975 and was known as the Nabisco Ltd. Trusteed Retirement Plan B.

1.07	Effective January 4, 1993, Nabisco Brands Ltd. transferred the “ready to eat” cereal business to 2875560 Canada Limited and control of 2875560 was sold to Kraft General Foods of Canada Inc. As a result, certain Member of the Plan became employees of Kraft General Foods of Canada Inc. and ceased participation in the Plan. Assets and liabilities in respect of these Members were transferred from the Plan to a registered pension plan sponsored by Kraft General Foods of Canada Inc.

1.08	Effective January 1, 1996, Nabisco Brands Ltd. changed its name to Nabisco Ltd.

1.09	Effective December 31, 2001, Nabisco Ltd. amalgamated into Kraft Canada Inc. Kraft Canada Inc. assumed sponsorship of the Plan and the name of the Plan was changed to the Kraft Canada Inc. Trusteed Retirement Plan B.

1.10	The Company amended the Plan effective October 18, 2002 to provided enhanced benefits to certain unit 567 and unit 932 members affected by the closure of the Bramalea Pet Food Plant and the Halifax, Nova Scotia location.

1.11	The Company amended the Plan effective January 30, 2009 to provide enhanced benefits to members affected by the closure of the Direct Store Delivery warehouses located in Calgary, Edmonton and Toronto.

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Article 2 – Construction, Interpretation and Definitions

2.01	This document, as it may be amended from time to time, constitutes the Plan. No statement in any other document or communication, whether or not such document or communication is required by Applicable Pension Laws or Revenue Rules, shall create or confer any right or obligation other than as set out in this document or otherwise as required by Applicable Pension Laws or Revenue Rules, nor may any such document or communication be used or relied upon to interpret or vary any terms or provisions of the Plan.

2.02	In the Plan, references to the masculine include the feminine and vice versa, references to the singular shall include the plural and vice versa, as the context shall require, and references to a subparagraph, paragraph, Section, Article or Appendix mean a subparagraph, paragraph, Section, Article or Appendix of the Plan.

2.03	The Plan shall be construed in accordance with the laws of the Province of Ontario.

2.04	All amounts payable under the Plan are stated and shall be paid in the lawful currency of Canada. If an amount of benefit or earnings entering into the computation of any benefit or contribution hereunder is expressed in a currency other than that of Canada, such amount shall be converted to Canadian currency prior to such computation, based upon exchange rates established by the Company.

2.05	Each provision of the Plan is distinct and severable, and if any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.06	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

2.07	Sections in the Plan text containing footnotes are not applicable, or are applicable only as modified in the Appendices for Members who are employed outside of Ontario.

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Definitions

In the Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

2.08	“Actuarial(ly) Equivalent” means a benefit of equivalent value, but of different form of payment to a specified benefit, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and in effect on the date such determination is being made. Notwithstanding the foregoing, the Company may adopt a basis that eases the administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.09	“Actuary” means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

2.10	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable to the Plan or a Member of the Plan and any regulation pursuant thereto adopted by the federal or any provincial government.

2.11	“Bakery Member” means a Member who is employed or who, immediately prior to his Date of Determination or date of transfer of employment, as applicable, was employed at the Ottawa Sales Branch (unit 941), Toronto Sales Branch W&D (unit 943), Montreal Biscuit Bakery (unit 968), the Toronto Biscuit Bakery (unit 966) or the Laval Warehouse (unit 935).

2.12	“Beneficiary” means the person last designated by the Member, pursuant to Section 10.01, to receive any benefit payable to a Beneficiary under the Plan in the event of the death of the Member, according to the provisions of Article 7 of Part 2 or Article 8 of Part 3 or, in the absence of an effective designation of a Beneficiary, the estate of the Member.

2.13	“Board” means the board of directors of the Company.

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2.14	“Company” means Kraft Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise.

2.15	“Company Basic Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 3.01 of Part 2.

2.16	“Company Matching Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 3.02 of Part 2.

2.17	“Continuous Service” means:

(a)	the period of uninterrupted service calculated in years and parts thereof, in the employ of the Company, any predecessor entity acquired by the Company or any subsidiary or affiliated company of the Company, as determined by the Company and calculated from the later of:

(i)	his date of first employment; or

(ii)	his date of re-employment following the last break in such service, if any.

Continuous Service shall cease to accrue on the earliest of:

(iii)	his ceasing to be employed by the Company or any other company associated with the Company;

(iv)	his death;

(v)	his Retirement Date;

(vi)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

(b)	The following periods shall be included in the computation of a Member’s Continuous Service and shall not constitute an interruption of employment:

(i)	a Temporary Suspension of Employment;

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(ii)	leave of absence for a period of jury duty;

(iii)	regular vacation periods;

(iv)	a period of lay-off, provided the Employee returns to active employment when recalled by the Company;

(v)	leave of absence for such period as may be duly authorized by the Company, including sickness, accident, emergency, compassionate care, pregnancy or parental leave, provided that the Member returns to active employment upon the expiry of such leave;

(vi)	an approved leave of absence with the written permission of the Company, for sabbatical or educational purposes, provided the Employee returns to active employment with the Company upon the expiry of such leave;

(vii)	a period of Total Disability, provided the Member qualifies for benefits under the Company’s long-term disability income plan and further provided the Member returns to active employment with the Company within 30 days of the cessation of benefits under such plan before he attains his Normal Retirement Date;

(viii)	a period of disability in respect of which the Member qualified for benefits under the applicable provincial workers’ compensation program, but does not qualify for benefits under the Company’s long-term disability income plan; and

(ix)	in the event of a national emergency, the Member’s joining the Canadian Armed Forces or engaging full-time in national service work for Canada, provided the Employee returns to active employment upon the expiry of such leave.

2.18	“Credited Service” means the service of a Member, as defined in Article 2 of Part 3, used to determine the amount of benefits for which a Member is eligible.

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2.19	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of the following:

(a)	a Member’s Retirement Date,

(b)	a Member’ s date of termination of employment;

(c)	a Member’s date of death; and

(d)	the date of amendment or discontinuance of the Plan or the date of consolidation or merger of the Plan with another registered pension plan.

2.20	“DB Account” means the account established in accordance with paragraph 5.04(b) of Part 1.

2.21	“DB Member” means a Member who is accruing Credited Service under the DB Provisions.

2.22	“DB Provisions” means the defined benefit provisions of the Plan, as described under Part 3 of the Plan.

2.23	“DC Account” means the account established pursuant to Section 5.01 of Part 2.

2.24	“DC Member” means a Member who is participating under the DC Provisions.

2.25	“DC Provisions” means the defined contribution provisions of the Plan, as described under Part 2 of the Plan.

2.26	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 4.02.

2.27	(a) “Earnings” means the amount of remuneration received from the Company, including salary, wages, overtime pay, shift differential and commissions. Earnings shall not include:

(i)	taxable fringe benefits, such as personal use of a Company automobile, automobile allowances, gifts, sales contest, suggestion and other comparable prizes and awards, provincial health insurance premiums, meals and lodging supplied by the Company, tuition fees and employee loans;

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(ii)	amounts or benefits received under stock option, stock purchase, long-term incentive compensation, and other comparable plans;

(iii)	any additional remuneration in respect of a Member in satisfaction of the Company’s contribution to the group registered retirement savings plan on behalf of the Member; and

(iv)	retiring allowances, termination payments and payments in lieu of notice on termination of employment;

unless, and except to the extent that, the Company authorizes the inclusion of such benefits or amounts or unless otherwise prohibited by law.

(b)	“Best Average Earnings-3” on any Date of Determination means the annual average of a DB Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediately preceding the Date of Determination or, if higher, in the three (3) calendar years of highest Earnings prior to the Date of Determination which produce the highest average or, where the Member’s Continuous Service is less than thirty-six (36) consecutive months, the annual average of his Earnings during his period of Continuous Service, provided that, for a part-time Employee, the average is computed using the equivalent full-time service performed during the averaging period.

(c)	“Final Average Earnings” on any Date of Determination means:

(i)	with respect to a DB Member who is not employed at the Toronto Biscuit Bakery unit 965 or the Montreal Biscuit Bakery unit 967, the average of the Member’s Earnings during any five (5) non-overlapping twelve (12) month periods out of the last ten (10) year period preceding his termination of Continuous Service, for which such average is the highest or, where the Member’s Continuous Service is less than five (5) years, the average of the Member’s Earnings during the Member’s Continuous Service; and

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(ii)	with respect to a DB Member employed at the Toronto Biscuit Bakery unit 965 or the Montreal Biscuit Bakery unit 967, the average of the Member’s Earnings during any five (5) non-overlapping twelve (12) month periods preceding his termination of Continuous Service, during which such average is the highest or, where the Member’s Continuous Service is less than five (5) years, the average of the Member’s Earnings during the Member’s Continuous Service.

For the purposes of determining Final Average Earnings, a DB Member’s Earnings for a calendar year in which the Member is employed on a less than full-time basis shall multiplied by a fraction, the numerator of which is 2080 and the denominator of which is equal to the number of hours worked by the Member in that year while participating in the Plan.

2.28	“Effective Date” means March 1, 1975.

2.29	“Employee” means any person employed by the Company as a Non-Union Employee or a Union Employee.

2.30	“Fund” means the fund established for the purposes of the Plan, as set forth herein and established in accordance with the terms and provisions of the Funding Agreement(s), to which all contributions to the Plan shall be made and from which all benefits under the Plan shall be payable.

2.31	“Funding Agent(s)” means the trust and/or insurance company and/or any group of individual trustees designated by the Company and holding the whole or a portion of the assets of the Fund at any time, pursuant to the terms of a Funding Agreement(s).

2.32	“Funding Agreement(s)” means any trust deed, agreement or agreements executed from time to time between the Company and any Funding Agent(s), including any insurance or annuity contract or contracts issued by a Funding Agent(s) and including any amendments which are from time to time made to any such documents, pertaining to the custody of the investments of the Fund.

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2.33	“Maximum Formula” means the formula used to calculate the maximum annual lifetime retirement income which can be paid from the Plan in respect of Credited Service, as set out in Section 3.02 of Part 3.

2.34	“Member” means an Employee who has joined the Plan in accordance with Article 3 and who continues to be contingently or absolutely entitled to a retirement income under the Plan. A Member includes a DB Member and a DC Member.

2.35	“Member Optional Contributions” means the contributions made by a DC Member in accordance with Section 2.02 of Part 2.

2.36	“Member Required Contributions” means the required contributions made by a DC Member in accordance with Section 2.01 of Part 2.

2.37	“Money Purchase Limit” has the meaning assigned under Revenue Rules.

2.38	“Non-Bakery Member” means a Member who is employed or who immediately prior to his Date of Determination was employed in a location other than the Montreal Biscuit Bakery (unit 968), the Toronto Biscuit Bakery (unit 966) or the Laval Warehouse (unit 935).

2.39	“Non-Union Employee” means any person employed by the Company, who is paid on an hourly basis or whose employment is not covered by a collective bargaining agreement, and who reports to work at one of the following locations:

(a)	Calgary Sales Branch;

(b)	Edmonton Sales Branch;

(c)	Halifax Sales Branch;

(d)	Lakeshore Bakery – Machinist;

(e)	Laval Warehouse;

(f)	Montreal Bakery-Machinist;

(g)	Montreal Biscuit Bakery;

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(h)	Newfoundland Sales Branch;

(i)	Ottawa Sales Branch;

(j)	Quebec Sales Branch;

(k)	Saint John Sales Branch;

(1)	Toronto Bakery;

(m)	Toronto Sales Branch;

(n)	Toronto Warehouse;

(o)	Vancouver Sales Branch; or

(p)	Winnipeg Sales Branch.

2.40	“Normal Retirement Date” means the date specified in Section 4.01.

2.41	“Pension Commencement Date” means the date on which a Member starts receiving his retirement income under the Plan.

2.42	“Plan” means the Kraft Canada Inc. Trusteed Retirement Plan B as amended from time to time.

2.43	“Plan Benefit” means the annual lifetime retirement income payable under the DB Provisions of the Plan, determined in accordance with Section 3.03 of Part 3.

2.44	“Plan Formula” means the formula used to calculate the annual lifetime retirement income in respect of Credited Service, prior to the application of the Maximum Formula, as set out in Section 3.01 of Part 3.

2.45	“Plan Year” means a calendar year.

2.46	“Postponed Retirement Date” means the date specified in Section 4.03.

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2.47	“Reciprocal Agreement” means an agreement between the Company and another legal entity relating to two (2) or more registered pension plans, that provides for the transfer of assets or liabilities for employment in respect of individual Members.

2.48	“Retirement Date” means the date on which a Member actually retires or is deemed to be retired, such date being one of an Early Retirement Date, Normal Retirement Date or Postponed Retirement Date.

2.49	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.50	“Spouse”[1] means the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three (3) years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario):

provided that the person is not living separate and apart from the Member at that time and provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it and which it considers sufficient for the purposes of such determination, and on the basis of the requirements of Applicable Pension Laws, shall be final.

[1]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia or Quebec.

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2.51	“Temporary Suspension of Employment”[2] means any suspension of employment that lasts less than two years and is expected to be temporary in nature or any period of lay-off.

2.52	“Total Disability” means, in respect of a Member, a condition of impairment which prevents the Member from performing the duties of his employment in which the Member was engaged before the commencement of the impairment, during which the Member is receiving benefits under a long-term disability plan sponsored by the Company. The determination of such disability shall be based on a written report certified from a medical doctor licensed to practice under the laws of a province of Canada or of the place where the Member resides.

2.53	“Total and Permanent Disability” means a physical or mental disability that prevents the Member from engaging in employment for which the Member is reasonably suited by virtue of the Member’s education, training or experience, as certified by a medical doctor licensed to practice under the laws of a province of Canada, and if there is no reasonable expectation that the individual will recover from the disability, and in the event that such disability is a result of a mental or nervous disorder, chronic alcoholism or addiction to narcotics, the Member is receiving, in the opinion of the Company, regular and personal medical supervision and treatment by a legally qualified physician. Notwithstanding the foregoing, no Member shall be deemed to be totally and permanently disabled for the purposes of the Plan if his disability was contracted, suffered, or incurred while he was engaged in the commission of a felonious act or resulted therefrom, or resulted from an intentionally self-inflicted injury or was a result of service in the Canadian Armed Forces.

2.54	“Union Employee” means any person employed by the Company, whose employment is covered by a collective bargaining agreement, and who reports to work at one of the following locations:

(a)	Calgary Biscuit Sales Branch;

(b)	Edmonton Biscuit Sales Branch;

[2]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia or Manitoba.

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(c)	Lakeshore Bakery – Machinist;

(d)	Laval Warehouse;

(e)	Montreal Bakery-Machinist;

(f)	Montreal Biscuit Bakery;

(g)	Ottawa Biscuit Sales Branch;

(h)	Quebec Biscuit Sales Branch;

(i)	Toronto Biscuit Bakery;

(j)	Toronto Biscuit Sales Branch;

(k)	Toronto Warehouse;

(1)	Vancouver Biscuit Sales Branch; or

(m)	Winnipeg Biscuit Sales Branch.

2.55	“Valuation Date” means the date at which the Funding Agent determines the value of each DC Account within the Fund in accordance with Section 5.03 of Part 2.

2.56 (a)	“YMPE” means the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan or Quebec Pension Plan, as applicable, as amended from time to time, or under any superseding legislation considered by the Company to be appropriate.

(b)	“YMPE Average” on any date, means the arithmetic average of the YMPE for the calendar year in which he reaches his Date of Determination and the two immediately preceding calendar years.

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Article 3 – Membership

3.01	Members on December 31, 2010

Each Employee who was a Member on December 31, 2010 shall remain a DB Member on and after January 1,2011.

3.02	Employees on December 31, 2010 – Not Members of the Plan on December 31, 2010

(a)	Each other Employee on December 31, 2010 who is employed on a regular full- time and permanent basis shall become a DB Member of the Plan on the first day of the month coincident with or next following the date the Employee completes two (2) years of Continuous Service.

(b)	Each other Employee on December 31, 2010 who is employed on a less than full-time basis shall become a DB Member on the first day of the month coincident with or next following the date the Employee completes two (2) consecutive calendar years of Continuous Service, in each of which the Employee:

(i)	completed seven hundred (700) hours of employment with the Company; or

(ii)	received Earnings from the Company of at least thirty-five percent (35%) of the YMPE, or such other amount as may be required under Applicable Pension Laws.

3.03	New Employees Hired on or after January 1, 2011[3]

(a)	Each Union Employee who is hired on a full-time basis on and after January 1, 2011 shall become a DB Member of the Plan on the first day of the month coincident with or next following the date the Employee completes two (2) years of Continuous Service.

[3]	Applicable as modified in the Appendices for Members employed in Manitoba or Quebec.

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(b)	Each Union Employee who is hired on a less than full-time basis on or after January 1, 2011 shall become a DB Member on the first day of the month coincident with or next following the date the Employee completes two (2) consecutive calendar years of Continuous Service, in each of which the Employee:

(i)	completed seven hundred (700) hours of employment with the Company; or

(ii)	received Earnings from the Company of at least thirty-five percent (35%) of the YMPE, or such other amount as may be required under Applicable Pension Laws.

(c)	Each Non-Union Employee who is hired on a full-time basis or on a less than full-time basis on and after January 1, 2011 shall become a DC Member on the first payroll period after completing 90 days of Continuous Service.

Notwithstanding any provision to the contrary, the Company may, in its sole discretion, waive the foregoing eligibility requirement.

3.04	Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay off any Employee at any time and to treat him without regard to the effect such treatment might have upon him as a Member.

3.05	Enrolment

Upon joining the Plan, an Employee shall complete and sign an enrolment form prescribed by the Company.

3.06	No Discontinuance of Membership

While a Member remains an Employee and the Company continues to participate in the Plan, the Member may not discontinue active membership in the Plan, nor withdraw any contributions from the Plan, except if so permitted upon discontinuance of the Plan.

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3.07	Re-Employment

(a)	If an Employee terminates employment with the Company, other than by retirement, and is subsequently re-employed with the Company on or after January 1, 2011 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of his subsequent re-employment for the purposes of the Plan, unless otherwise agreed in writing by the Company under specified applicable conditions or required by Applicable Pension Laws, and as permitted under Revenue Rules. Such Employee shall become a DC Member if he is a Non-Union Employee or a DB Member if he is a Union Employee upon fulfilling the eligibility requirements under Section 3.03.

(b)	If a Member who is receiving retirement income under the DB Provisions of the Plan or who elected a distribution option under the DC Provisions of the Plan is subsequently re-employed with the Company as a Non-Union Employee on or after January 1, 2011 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, the Employee shall become a DC Member upon fulfilling the eligibility requirements under Section 3.03. The Employee’s retirement income under the DB Provisions of the Plan, if any, shall continue to be paid.

(c)	If a Member who is receiving retirement income under the Plan is subsequently re-employed with the Company as a Union Employee prior to the end of the calendar year in which he attains age seventy-one (71) (or such other age permitted under Revenue Rules), the Member may elect to cease receipt of his retirement income and accrue additional Continuous Service and Credited Service. When such Employee retires on a subsequent Retirement Date, his retirement income shall be based on Credited Service accrued prior to and after the period of prior retirement, provided that upon such retirement, the retirement income payable to the Member shall be reduced by the Actuarial Equivalent of the retirement income payments previously received.

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Article 4 – Retirement Dates

4.01	Normal Retirement

The Normal Retirement Date of a Member is the first (1st) day of the month coincident with or next following the attainment of age sixty-five (65).

4.02	Early Retirement

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month coincident with or next following the date on which the Member has both attained age fifty-five (55) and has filed written notice of early retirement with the Company. The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

4.03	Postponed Retirement

A Member who accrues Continuous Service beyond Normal Retirement Date shall retire, or be deemed to have retired for the purposes of the Plan, not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other age permitted under Revenue Rules). The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be his Postponed Retirement Date.

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Article 5 – Contributions and Funding

5.01	Payment of Contributions

All contributions made to the Plan shall be paid to the Funding Agent(s) for deposit to the Fund within the time period prescribed by Applicable Pension Laws.

5.02	Company Contributions

(a)	With respect to the DB Provisions of the Plan, based upon the estimates of the Actuary and subject to Section 5.05, the Company shall contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time shall be limited to the maximum contributions as required by the terms of the Plan and Applicable Pension Laws.

(b)	With respect to the DC Provisions of the Plan and subject to Section 5.05, the Company shall contribute in accordance with Sections 3.01 and 3.02 of Part 2.

Notwithstanding the foregoing, contributions made to the Plan by the Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

5.03	Member Contributions

A Member shall make contributions in respect of the DC Provisions in accordance with Article 2 of Part 2. A Member shall not be required nor permitted to make contributions in respect of the DB Provisions.

5.04	Fund

(a)	The retirement income and other benefits provided under the Plan shall be financed by a Fund established for the purposes of the Plan, under which all contributions and investment income are held to pay such retirement income, other benefits and the fees, costs and expenses of the Plan to be paid from the Fund, as specified in paragraph (f).

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(b)	The Fund shall contain one DB Account and a DC Account for each DC Member as specified in Article 5 of Part 2. The DB Account shall consist of assets in the Fund not allocated to the DC Accounts of DC Members.

(c)	The Company shall be responsible for the selection of a Funding Agent(s). The Fund or a portion thereof shall be maintained and administered by the Funding Agent(s) in accordance with the terms of the Funding Agreement(s) entered into between the Company and the Funding Agent(s). The Company and the Funding Agent(s) may agree to amend the form and the terms of the Funding Agreement(s) at any time. The Company may further appoint an organization licensed to provide investment management services, to manage the investment of any portion of the Fund. The Company may replace any Funding Agent(s) or investment manager at any time, in accordance with the terms of any applicable agreement or contract.

(d)	The Funding Agreement(s) is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with Applicable Pension Laws and Revenue Rules, and not to create rights to payments from the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement(s), the provisions of the Plan shall govern.

(e)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan payable hereunder shall only be paid to the extent that they are provided for by the assets held under the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon the Company other than in accordance with Section 5.01.

(f)	All normal and reasonable fees and expenses incurred in the operation of the DB Provisions of the Plan, and the administration and investment of the DB Account of the Fund, shall be paid out of the DB Account, unless paid by the Company.

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If such expenses are incurred or paid by the Company, the Company may be reimbursed for such expense from the DB Account.

All fees and expenses in connection with the administration, operation and investment of the DC Accounts and the DC Provisions of the Plan, including the investment management fees, investment counsel fees, custodial fees, administrative fees, brokerage fees, commissions and transfer taxes, shall be paid by way of adjustment to the net investment returns of the respective DC Accounts subject to any limits set out in the Funding Agreement(s). Notwithstanding the foregoing, the Company may pay fees and expenses directly or fees may be paid from the DB Account pursuant to Section 5.05. If such expenses are incurred or paid by the Company, it may be reimbursed for such expenses from the Fund.

Fees related to specific transaction initiated by a DC Member, including penalty fees, shall be deducted from his DC Account in accordance with the terms of the Funding Agreement(s).

A former DC Member or his Spouse or Beneficiary, as applicable, shall be responsible for all fees and charges that are levied from time to time in maintaining and investing his DC Account if such former DC Member has not elected a distribution option in accordance with Sections 6.03 and 8.02 of Part 2 within the prescribed time or within such other time as determined by the Company. Such charges will be periodically deducted from the Member’s DC Account.

5.05	Actuarial Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of the Company under the Plan, including Company Basic Contributions and Company Matching Contributions made pursuant to Part 2 of the Plan or used to pay any fees and expenses or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws and Revenue Rules, be returned to the Company.

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5.06	Investments

(a)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(b)	The Company shall direct the investment of the DB Account and each DC Member shall direct the investment of his DC Account in accordance with Section 5.02 of Part 2.

(c)	The Company shall establish a written statement of investment policies and procedures for the Plan.

5.07	Borrowing

Neither the Company, nor the Funding Agent(s) shall borrow money for the purposes of the Plan, except as allowed under Applicable Pension Laws and Revenue Rules.

5.08	Claims on the Fund

(a)	Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan, and shall not at any time create for any person other than the Company, the right, title or interest in the assets of the Company or the Fund, except as provided under Applicable Pension Laws.

(b)	No Member or any person claiming through him, by virtue of any provision of the Plan, shall have any right to, or any interest in, any part of the Fund or to any benefit or other payment from the Fund, except to the extent provided from time to time under the Plan, the Funding Agreement(s), or Applicable Pension Laws.

5.09	Sole Recourse to Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Under no circumstances shall any liability attach to the Company or any director, officer or employee of the Company, for any benefit or other payment hereunder.

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5.10	Excess Contributions

If the Company or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules, subject to the conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company or the Member, as applicable.

5.11	Discharge of Liability

Upon distribution of a Member’s entitlement under the Plan, including the purchase of a life annuity from an insurance company licensed to transact business in Canada, there shall be no further liability under the Plan in respect of such Member. An acceptance of the benefit or the purchase of a life annuity shall constitute a full acquittal and discharge of the Fund and the Funding Agent(s) by the recipient.

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Article 6 – Protection of Benefits

6.01	Non-Assignability of Benefits

Except as permitted under Section 6.02 and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; or

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

6.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws, a benefit payable under the Plan may be:

(i)	subject to execution, seizure or attachment, in satisfaction of an order for support or maintenance or a garnishing order, pursuant to a decree, order or judgement of a competent tribunal; or

(ii)	be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property, pursuant to a written agreement, decree, order or judgement of a competent tribunal.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

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(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

6.03	Facility of Payment

If the Company shall receive evidence which in its absolute discretion is satisfactory to it that a person entitled to receive a payment under the Plan is physically or mentally incompetent, the Company may direct the payment to any representative, trustee, guardian, attorney or other person or persons entitled at law to receive the payment on the person’s behalf. Such payment shall be a complete discharge of the payment obligations under the Plan.

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Article 7 – Amendment or Discontinuance

7.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan;

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board; or

(d)	transfer any assets or liabilities of the Plan to any other registered pension plan adopted by the Board,

provided that no such action shall adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken, except as provided in Section 7.02 and 7.04. The accrued benefits shall be determined using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan, as applicable.

Any amendment of the Plan shall be made by the adoption of a resolution by the Board.

7.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 7.01 shall not restrict the Company’s ability to make an amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

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7.03	Certification of Post -1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits shall not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Company makes any contributions to the Plan in respect of such amendment.

7.04	Discontinuance

In the event the Plan shall be discontinued at any time either in whole, or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the retirement income and other benefits then accrued under the Plan. The accrued benefits shall be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

7.05	Settlement on Discontinuance of Plan

The provisions for the accrued retirement income and other benefits described in Section 7.04 may be in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuation of the Fund, or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

7.06	Surplus on Discontinuance

(a)	Upon discontinuance of the Plan in whole, assets remaining in the Fund after the discharge of all liabilities under the Plan or under Applicable Pension Laws shall be paid to the Company, subject to Applicable Pension Laws.

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(b)	Upon discontinuance of the Plan in part, assets of the Plan shall be used to discharge all liabilities under the Plan or under Applicable Pension Laws to the Members affected by the partial discontinuance, the terms of such payment being subject to Applicable Pension Laws. The Company, with the advice of the Actuary, may allocate the total assets in the Plan between the portion of the Plan that is discontinued and the remaining portion of the Plan. At the option of the Company, the excess of the assets allocated to the discontinued portion of the Plan over the liabilities of the discontinued portion of the Plan in respect of the Members affected by the partial discontinuance, may be paid to the Company or used as the Company may direct, subject to Applicable Pension Laws.

(c)	The expenses related to the discontinuance of the Plan in whole or in part may be paid from the Plan, at the sole discretion of the Company, and subject to Applicable Pension Laws. In the case of a full discontinuance, such expenses may include expenses related to the distribution of assets remaining in the Plan after payment of the liabilities related to the discontinuance. In the case of a partial discontinuance, such expenses may include expenses related to the allocation of assets to the discontinued portion of the Plan and the distribution of the assets so allocated and remaining after the payment of liabilities related to the partial discontinuance.

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Article 8 – Disclosure

8.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Company shall provide to an Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the pertinent terms and conditions of the Plan and amendments thereto as applicable to the Employee, and shall outline the rights and obligations of the Employee with reference to the benefits available under the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Company shall provide a written explanation of an amendment to each Member who accrues Continuous Service and who is affected by the amendment and to each other person as may be required by Applicable Pension Laws, within the period prescribed by Applicable Pension Laws.

8.02	Inspection

(a)	The Company shall permit a Member, a Member’s authorized agent or any other person permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Company shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Company of a reasonable fee.

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8.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Company shall provide:

(i)	to each Member who accrues Continuous Service, a written statement describing the benefits the Member has earned to date and containing such other information as required under Applicable Pension Laws; and

(ii)	to each other person as may be required by Applicable Pension Laws, a written statement containing the information required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Company shall provide the Member (or the person entitled to a benefit in the event of the Member’s death), within the prescribed time period, a written statement containing the information prescribed under Applicable Pension Laws in respect of the benefits and options to which the Member or other person is entitled.

8.04	Other Information

The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

8.05	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Company, nor any employee, officer or director of the Company who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

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Article 9 – Administration

9.01	The Plan shall be administered by the Company. Any amendments to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board.

9.02	The Company may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Company shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

9.03	The Company shall indemnify and save harmless any employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

9.04	The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

9.05	Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

9.06	An eligible Employee, a Member, a Beneficiary, or a Spouse shall sign such application forms prescribed by the Company and furnish proof of age and furnish such other data and sign such documents as the Company deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

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Article 10 – General Provisions

10.01	Beneficiary Designation

A Member shall designate, in writing, a Beneficiary to receive any benefits payable under the Plan, other than benefits payable to a Spouse, upon the death of such Member and may change such designation from time to time subject to applicable legislation. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Company may, from time to time, determine. Any designation or change must be filed with the Company. In the absence of an effective designation of a Beneficiary, the Company shall instruct the Funding Agent(s) to make payment of any death benefits under this Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid.

10.02	Information Provided by the Members, Beneficiaries and Spouses

(a)	An Employee who becomes a Member hereunder and a Beneficiary or Spouse shall complete such forms and furnish such data as the Company from time to time deems necessary or desirable as a prerequisite to initial or continued eligibility for a benefit hereunder.

(b)	In the absence of actual notice to the contrary, the Company shall make payment in accordance with information provided by the Member upon which the Company is entitled to rely. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of an Account, or where a person makes a claim that is inconsistent with information provided by the Member, the Company may obtain court directions.

10.03	Employment Rights

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

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10.04	Withdrawal

Except as expressly provided in the Plan, no Member may receive a refund of all or part of his benefit entitlement while remaining in employment with the Company.

10.05	Annuity Purchase

Any new or continuing benefit payable from the Plan to a Member or other person entitled to a benefit under the Plan, notwithstanding any provisions herein to the contrary, may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in respect of any Member.

Subject to Applicable Pension Laws, the purchase of such annuity from such life insurance company or companies shall constitute a full and final settlement of the rights of the Member or other person entitled to a benefit under the Plan in respect to whom the annuity was purchased and shall fully and forever discharge the Plan, Fund, Company and its employees, directors, officers and other representatives from any further obligations to the Member or other person so entitled.

10.06	Commutation of Benefits[4]

(a)	A benefit required to be paid under the Plan may be commuted and paid in a lump sum, at the discretion of the Company, if the annual retirement income under Part 3 of the Plan that would be payable to the Member at Normal Retirement Date or the value of the Member’s DC Account is not more than two percent (2%) of the YMPE as at the Date of Determination. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid or the value of the Member’s DC Account.

[4]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia or Quebec.

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(b)	Retirement income under Part 3 of the Plan or the value of the Member’s DC Account under Part 2 of the Plan may be commuted and paid in a lump sum, at the discretion of the Member, if the Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two (2) years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii)	provides an application to the Company in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.

10.07	Non-Duplication of Benefits

There shall be no duplication of benefits payable under one provision of the Plan and benefits payable under any other provision of the Plan.

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PART 2 – Defined Contribution Provisions

Article 1 – Application

1.01	The provisions of this Part 2 shall apply to all DC Members of the Plan.

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Article 2 – Member Contributions

2.01	Member Required Contributions

(a)	Subject to Section 4.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service shall contribute to the Plan, by regular payroll deduction, Member Required Contributions equal to 2% of the DC Member’s Earnings.

(b)	Member Required Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death; or

(v)	the date of partial or complete discontinuance of the Plan affecting the Member.

(c)	All Member Required Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

2.02	Member Optional Contributions

(a)	Subject to Section 4.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service may elect to contribute to the Plan, by regular payroll deduction, Member Optional Contributions equal to 1, 2, 3 or 4% of the DC Member’s Earnings.

(b)	A DC Member who is making Member Optional Contributions in accordance with paragraph (a) may elect monthly, or at such other time or frequency permitted by the Company, to change the rate of Member Optional Contributions in the form and manner prescribed by the Company.

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(c)	Member Optional Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the date the Member elects to cease making Member Optional Contributions;

(ii)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(iii)	the Member’ s termination of employment;

(iv)	the Member’s Retirement Date;

(v)	the Member’s death; or

(vi)	the date of partial or complete discontinuance of the Plan affecting the Member.

(d)	All Member Optional Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

2.03	Continuance of Member Contributions During Leaves

(a)	Subject to Section 4.01, if a Member is on a pregnancy, parental or leave as a result of an employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings, the Member may elect to make the Member Required Contributions and Member Optional Contributions that would have been made had the Member been in active employment during such period, for the period prescribed by applicable legislation or such longer period approved by the Company based on the Member’s Earnings rate in force immediately prior to the commencement of the period of leave.

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(b)	Member Required Contributions and Member Optional Contributions made pursuant to this Section 2.03 shall be paid on such terms and in such manner as may be determined by the Company.

(c)	In no event shall the total periods for which contributions are made by a Member under this Section 2.03, when combined with any period of absence during which the Member accrues Credited Service, but excluding periods of Total Disability, exceed the sum of:

(i)	the full-time equivalent of five years; and

(ii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

(d)	Member Required Contributions and Member Optional Contributions shall cease during other periods of unpaid leaves of absence authorized by the Company not covered under paragraph (a).

2.04	Continuance of Member Contributions During a Period of Total Disability

(a)	Subject to Section 4.01, if a Member is on a period of Total Disability, the Member may elect to make Member Required Contributions and Member Optional Contributions to the Plan while the Member remains on Total Disability, based on the Member’s Earnings rate in force immediately prior to the date the Member commenced Total Disability.

(b)	Member Required Contributions and Member Optional Contributions made pursuant to this Section shall cease on the earliest of:

(i)	the Member electing to cease making contributions pursuant to this Section 2.04;

(ii)	the Member no longer being on Total Disability;

(iii)	the Member’s date of death;

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(iv)	the Member’s termination of employment;

(v)	the Member’s Normal Retirement Date; or

(vi)	the date of complete or partial discontinuance of the Plan affecting the Member.

(c)	Member Required Contributions and Member Optional Contributions made pursuant to this Section 2.04 shall be paid on such terms and in such manner as may be determined by the Company.

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Article 3 – Company Contributions

3.01	Company Basic Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 4.01, the Company shall contribute during each Plan Year or portion thereof, Company Basic Contributions on behalf of a DC Member, equal to 4% of the DC Member’s Earnings.

(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Required Contributions pursuant to paragraph 2.03(a), Company Basic Contributions made pursuant to paragraph (a) shall continue for the period prescribed by applicable legislation or such longer period approved by the Company, subject to applicable laws, based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of leave. Company Basic Contributions shall cease during other periods of unpaid leaves of absences authorized by the Company not covered above.

(c)	If a DC Member is on a Total Disability and the DC Member elects to make Member Required Contributions pursuant paragraph 2.04(a), Company Basic Contributions pursuant to paragraph (a) shall continue while the Member remains on Total Disability, based on the DC Member’s Earnings rate in force immediately prior to the date the Member commenced Total Disability.

(d)	Company Basic Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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3.02	Company Matching Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 4.01, the Company shall contribute during each Plan Year or portion thereof, Company Matching Contributions on behalf of a DC Member, equal to 100% of the Member’s Optional Contributions.

(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Optional Contributions pursuant to paragraph 2.03(a) of Part 2, Company Matching Contributions made pursuant to paragraph (a) shall continue for the period prescribed in paragraph 2.03(a) based on the Member’s deemed Earnings as described in paragraph 2.03(a).

(c)	If a DC Member is on a Total Disability and elects to make Member Optional Contributions pursuant to paragraph 2.04(a), Company Matching Contributions made pursuant to paragraph (a) shall continue based on the Member’s deemed Earnings as described in paragraph 2.04(a).

(d)	Company Matching Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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Article 4 – Maximum Contributions

4.01	Maximum Contribution Limit

(a)	For the purpose of Articles 2 and 3, the total of the contributions allocated to a Member’s DC Account for any calendar year shall be the lesser of 18% of the Member’s Earnings in that calendar year, and the Money Purchase Limit as is applicable in that calendar year.

(b)	The maximum contribution limit calculated in accordance with paragraph (a) shall be reduced by the amount, if any, of a Member’s expected pension adjustment for any benefits accrued or contributions made in the calendar year from any other registered pension plan or deferred profit sharing plan of the Company.

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Article 5 – DC Account

5.01	DC Account

A separate DC Account shall be maintained for each DC Member to which Company Basic Contributions, Company Matching Contributions, Member Required Contributions and Member Optional Contributions shall be made.

5.02	Investment of Accounts

(a)	A Member’s DC Account shall be invested, pursuant to directions provided by the Member, in the investment options made available by the Funding Agent(s) under the terms of the Funding Agreement(s).

(b)	In the event that the Member fails to make an election as to the investment options for the Member’s DC Account, the DC Account shall be invested in such fund that may be prescribed from time to time by the Company, until the Member files an election with the Company.

(c)	A Member may change the investment options in which the Member’s DC Account are invested, in the manner prescribed by the Company.

(d)	The Company reserves the right to change the investment options available to a DC Member at any time.

5.03	Valuation of Accounts

(a)	The value of each DC Account shall be determined by the Funding Agent(s) or its agent at each Valuation Date to account for the allocation of:

(i)	net investment income;

(ii)	net realized and unrealized capital gains and losses; and

(iii)	fees and expenses paid from the DC Account, in accordance with paragraph 5.04(f) of Part 1.

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(b)	Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement(s), but not less frequently than monthly. The value of each DC Account shall be computed on the basis of market values at the Valuation Date concerned, having regard to the terms of the Funding Agreement(s).

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Article 6 – Retirement Benefits

6.01	Retirement

For purposes of this Part 2, a Member shall retire if:

(a)	the Member’s employment with the Company ceases on or after the Member’s Normal Retirement Date and in no event later than December 1 of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules; or

(b)	the Member terminates employment after attaining age 55.

6.02	Retirement Benefit

Upon retirement in accordance with Section 6.01, a DC Member shall be entitled to the distribution of the value of the Member’s DC Account in the form elected by the DC Member in accordance with Section 6.03, determined as of the Valuation Date coincident with or immediately preceding distribution of the Member’s DC Account.

6.03	Payment of Retirement Benefit

(a)	If a DC Member retires in accordance with Section 6.01 the DC Member shall elect distribution of the Member’s DC Account in any one of the following forms:

(i)	a single premium purchase of an immediate or deferred life annuity contract from an insurance company licensed to carry on business in Canada, commencing not earlier than 10 years prior to Normal Retirement Date and commencing not later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted by Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(ii)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

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(iii)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws.

(b)	If, at the date the first instalment of the life annuity purchased in accordance with subparagraph (a)(i) or ultimately purchased with the amount transferred in accordance with subparagraph (a)(ii) or (a)(iii) is due:

(i)	the former DC Member has a Spouse; and

(ii)	the Spouse has not waived, in the prescribed form, the right to a contingent pension within the period prescribed by Applicable Pension Laws;

the former DC Member shall receive any retirement income as if the former DC Member had elected to receive his retirement income with provision for a portion of the former DC Member’s retirement income continuing to be paid to the Spouse after the former Member’s death. This portion shall be 60% or such higher percentage elected by the Member.

A Spouse who has waived the right to a contingent pension may revoke such a waiver in writing prior to the date the first instalment is due to the former Member in the manner and form prescribed by Applicable Pension Laws.

A life annuity purchased in accordance with this paragraph shall comply with any other requirements prescribed by Applicable Pension Laws.

6.04	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 6.03.

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6.05	Phased Retirement[5]

A DC Member may not make an election that constitutes phased retirement.

[5]	Applicable as modified in the Appendix A for Members employed in Quebec.

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Article 7 – Death Benefits

7.01	Death Benefits Prior to Distribution of Member’s DC Accounts

If the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse or if the Spouse has waived entitlement to the death benefit in the prescribed form and in accordance with Applicable Pension Laws, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account.

7.02	Payment of Death Benefits[6]

(a)	If a DC Member dies, distribution of the DC Account payable in accordance with Section 7.01 to the Member’s Spouse shall be made as:

(i)	a lump sum transfer to an RRSP in the name of the Spouse, to another registered pension plan, if the administrator of the plan accepts such transfer, or to such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules;

(ii)	a lump sum cash payment; or

(iii)	a single premium purchase of a life annuity from an insurance company, commencing no later than December 1 of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or, if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules;

as designated by the Spouse, or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion, in such form as may be permitted under Applicable Pension Laws.

[6]	Applicable as modified in Appendices for Members employed in Alberta, British Columbia, Manitoba or Newfoundland.

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(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

7.03	Timing of Payment

Any death benefit payable under this Article 7 shall be paid as soon as practicable after the DC Member’s death.

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Article 8 – Termination of Employment

8.01	Termination of Employment

A DC Member whose employment with the Company ceases other than by death or retirement in accordance with Article 6 shall receive his DC Account.

8.02	Payment of Accounts

Distribution of the DC Account payable to a Member shall be made as:

(a)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

(b)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws; or

(c)	a transfer to an insurance company licensed to carry on business in Canada for the purchase a life annuity, commencing no later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules.

The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

8.03	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account under Section 8.02 fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 6.03.

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Article 9 – Transfers of Employment

9.01	Transfers Out of the Plan

(a)	If a DC Member is transferred within the Company to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or to an affiliated or associated company, this transfer shall not constitute a termination of employment for the purposes of Article 6 and Article 8 of Part 2 provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 8. Such Member’s DC Account shall be distributed upon the Member ceasing to accrue Continuous Service.

(b)	A Member to whom paragraph (a) applies, provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 8, shall continue to direct the investment of his DC Account in accordance with Section 5.03.

9.02	Transfers Into the Plan

If an employee of the Company or an affiliated or associated company is transferred to a category of employment such that the employee becomes an Employee for the purposes of the Plan, such Employee shall become a DC Member of the Plan upon the date of transfer of employment.

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PART 3 – Defined Benefit Provisions

Article 1 – Application

1.01	The provisions of this Part 3 of the Plan shall apply to all DB Members.

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Article 2 – Credited Service

2.01	Credited Service

Credited Service, with respect to a DB Member, means the Member’s years of Continuous Service (including completed months as fractions thereof) in Canada while a Member of the Plan, subject to a maximum of forty (40) years.

2.02	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 2.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, Credited Service for each month of such period shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during each month, as determined by the Company, bears to

(ii)	173.33;

such ratio not to exceed one (1). Notwithstanding the foregoing only Continuous Service accrued on or after January 1, 1988 shall be recognized in the Credited Service of an Employee who is employed on a part-time basis.

(b)	Exclusions from Credited Service

Credited Service shall exclude:

(i)	any period of active membership of a Member in any other registered pension plan of the Company or any other company associated with the Company for which a benefit is accrued;

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(ii)	any period of authorized sick leave, other than a period of Total Disability pursuant to paragraph (c)(i) below in excess of six (6) months; and

(iii)	any period of lay-off in excess of six (6) months; and

(iv)	any period of leave of absence, disability or military service as described in paragraph 2.17(b) of Part 1, during which the Member is not receiving Earnings, unless such period is specifically included in Credited Service under paragraph (c);

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any period of Total Disability during which the Member accrues benefits pursuant to Article 8;

(ii)	any period of unpaid temporary absence, as described in paragraph 2.17(b) of Part 1, where the temporary absence is due to sickness (other than a period of Total Disability), subject to a maximum of six (6) months of such sick leave;

(iii)	any period of absence due to lay-off to a maximum of six (6) months and any period of absence without Earnings due to emergency, compassionate care, pregnancy or parental leave or any other period of leave where legislation applicable to the Member requires that the Member continue to accrue benefits under the Plan during such period of absence;

(iv)	any period in which the Member is in receipt of benefits under a provincial workers’ compensation program as set out in paragraph 2.17(b)(vii) of Part 1, to a maximum of twenty-four (24) months for such period of absence; and

(v)	any paid and approved leave of absence.

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Notwithstanding the foregoing the Company may in its sole and absolute discretion include in Credited Service, any portion of a Member’s Continuous Service during which the Member did not provide services to the Company because he was on strike or was locked-out.

For each period included in Credited Service as a result of subparagraphs (ii) and (iii), (iv) and (v), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the month preceding such period.

(d)	Prescribed Compensation Limits

In no event shall the total periods of absence without Earnings included under subparagraphs (c)(ii), (c)(iii), (c)(iv) and (c)(v), in respect of a Member, excluding periods of Total Disability, exceed the sum of (i) and (ii), where:

(i)	is the full-time equivalent of five (5) years; and

(ii)	is the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of thirty-six (36) months of such periods of parenting and a maximum of the full-time equivalent of twelve (12) months for any one (1) period of parenting.

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Article 3 – Retirement Income Formulae

The formulae in this Article 3 are used in the calculation of the annual retirement income in respect of a DB Member, and the amount derived therefrom is the basis on which the actual amount of retirement income shall be determined in accordance with the applicable provisions of the Plan.

3.01	Plan Formula

The Plan Formula shall be as described in Appendix A or Appendix B, as applicable.

3.02	Maximum Formula

The annual amount, at the DB Member’s Normal Retirement Date, of a Member’s retirement income under the foregoing provisions of this Article shall not exceed the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where:

(i)	is two percent (2%) of the Member’s Best Average Earnings-3; and

(ii)	is the defined benefit limit as defined under Revenue Rules at the Date of Determination;

(b)	is the Member’s Credited Service.

3.03	Plan Benefit

The Plan Benefit shall be the lesser of the Plan Formula and the Maximum Formula.

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Article 4 – Amount of Retirement Income

4.01	Normal Retirement

A DB Member who retires on his Normal Retirement Date shall receive an amount of retirement income commencing from the Member’s Normal Retirement Date, equal to the Plan Benefit determined using the Member’s Normal Retirement Date as his Date of Determination, payable in accordance with Article 5.

4.02	Early Retirement

(a)	Subject to paragraph (b), a DB Member who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, determined in accordance with Appendix A or Appendix B, as applicable, and payable in accordance with Article 5.

(b)	The retirement income payable under paragraph (a) shall not exceed the Maximum Formula, using the Early Retirement Date as the Date of Determination, multiplied by an early retirement factor equal to one hundred percent (100%) less one-quarter percent (1/4%) for each month, if any, by which the Member’s Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age sixty (60);

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, thirty (30) years of early retirement eligibility service, as defined under Revenue Rules; and

(iii)	the date on which the aggregate of the Member’s age and early retirement eligibility service, as defined under Revenue Rules, is, or would have been had the Member continued in employment after his Early Retirement Date, equal to eighty (80) years.

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4.03	Postponed Retirement[7]

A DB Member who accrues Continuous Service after his Normal Retirement Date shall receive an amount of retirement income commencing on his Postponed Retirement Date, equal to the Plan Benefit determined using the Member’s Postponed Retirement Date as the Date of Determination, payable in accordance with Article 5.

4.04	Redundancy Pension

A DB Member whose employment is terminated by the Company due to the elimination of his employment duties, who, on his date of termination, has attained age fifty-five (55) and completed at least twenty (20) years of Continuous Service at his Date of Determination, who has not attained his Normal Retirement Date or Postponed Retirement Date, who has not elected to receive the benefit under Section 8.02 and who is not entitled to receive severance pay benefits in respect of such termination of employment under any collective agreement or any severance pay policy of the Company, or if he is entitled, has waived entitlement to such benefits, may make a written election to receive an amount of retirement income commencing on the earlier of:

(a)	the first (1st) day of the month the Member selects for the pension to commence; and

(b)	the Member’s Normal Retirement Date;

determined in accordance with Appendix A or Appendix B, as applicable, and payable in accordance with Article 5.

4.05	Phased Retirement[8]

A DB Member may not make an election that constitutes phased retirement.

[7]	Applicable as modified in Appendix I for a Member employed in Quebec.

[8]	Applicable as modified in Appendix I for a Member in employed Quebec.

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Article 5 – Payment of Retirement Benefits

5.01	Normal Form

Subject to Sections 5.02 and 5.03, the normal form of payment of retirement income payable under Article 4 or 7 shall be an annual retirement income payable in equal monthly instalments for the life of the DB Member, with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before sixty (60) payments are made, the remaining payments shall be paid to the Member’s Beneficiary.

5.02	Mandatory Spousal Pension[9]

(a)

The retirement income payable under Article 4 or 7, to a DB Member who, at the Pension Commencement Date, has a Spouse who has not waived entitlement to a contingent pension, shall be payable in equal monthly instalments for the life of the Member, with the last payment due to the Member on the first (1st) day of the month in which the death of the Member occurs and seventy-five percent (75%) of this retirement income continuing to be paid to the Member’s Spouse, commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the first (1st) day of the month in which the death of the Member’s Spouse occurs. The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 5.01.

(b)	Subject to Applicable Pension Laws, a DB Member and his Spouse may waive this form of pension by signing a waiver form to that effect. A Spouse who has waived entitlement to a survivor pension may revoke the waiver by filing a written notice with the Company prior to the Member’s Pension Commencement Date.

[9]	Applicable as modified in Appendix C for a Member employed in Alberta.

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5.03	Election of Optional Form

Subject to Applicable Pension Laws and Section 5.02, a Member may elect, in lieu of the normal form of retirement income as described in Section 5.01 or 5.02, to receive his retirement income under any optional form of retirement income contained in this Section. Such written election in prescribed form must be filed with the Company at any time prior to the Pension Commencement Date. The retirement income payable under the elected option shall be the Actuarial Equivalent of the retirement income payable under the normal form as described in Section 5.01.

If the elected option provides for payment to a Spouse and the Spouse dies prior to the Pension Commencement Date, such election shall be void and the Member shall be permitted to elect another form of retirement income.

(a)	Life Annuity

A Member may elect to receive retirement income payable in equal monthly instalments during the Member’s lifetime, with the last payment due on the first (1st) day of the month in which the death of the Member occurs.

(b)	Life Annuity – Guaranteed Term

A Member may elect to receive retirement income payable in equal monthly instalments during the Member’s lifetime, with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before he has received payments for a guaranteed term of ten (10) or fifteen (15) years, as elected by the Member, the remainder of the payments shall be paid to the Member’s Beneficiary.

(c)	Life Annuity Continuing to Spouse

A Member may elect to receive retirement income payable in equal monthly instalments during the Member’s lifetime, with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with the provision that upon the Member’s death after retirement, a percentage of such income shall be continued during the life of, and shall be paid to, his Spouse.Such percentage, elected by the Member, shall be fifty percent (50%), sixty percent (60%) or one hundred percent (100%).

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(d)	Life Annuity Continuing to Spouse-Guaranteed Term

A Member may elect to receive retirement income payable in equal monthly instalments during the Member’s lifetime, with the last payment due on the first (1st) day of the month in which the death of the Member occurs, with a guarantee that if the Member dies before he has received payments for a guaranteed term of ten (10) years, the remainder of the payments shall be paid to the Member’s Spouse and, further, with the provision that upon expiry of the guaranteed term, sixty percent (60%) of such retirement income shall continue to be paid during the life of the Member’s Spouse.

(e)	Level Income Option

A Member may elect to receive an increased monthly retirement income commencing on the Member’s Early Retirement Date and payable monthly until the earlier of the Member’s death and the date the Member becomes eligible for Old Age Security benefits or eligible to receive an unreduced pension under the Canada Pension Plan or Quebec Pension Plan, but, in no event, later than December 1st of the calendar year in which the Member attains age sixty-five (65). If the Member is living on the date on which he becomes eligible for the aforementioned government benefit, such increased retirement income shall be reduced by the monthly amount of the government benefit which had been taken into account in determining the increased retirement income and such retirement income shall then continue during the further lifetime of the Member and thereafter shall be payable to his Beneficiary until such time as a total of sixty (60) monthly payments have been received under this optional form. If the Member dies prior to the date upon which he would have become eligible for such government benefit, his retirement income shall continue to be payable in the same amount to his Beneficiary until what would have been the Member’s sixty-fifth (65th) birthday, whereupon the retirement income shall be reduced by the monthly amount of government benefit which had been taken into account in calculating the increased retirement income, provided that any retirement income payable to the Beneficiary hereunder shall cease at such time as a total of sixty (60) monthly payments have been received under this optional form.

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(f)	Other Options[10]

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that Applicable Pension Laws require to be made available or as may be approved and made available by the Company from time to time, subject to Applicable Pension Laws and Revenue Rules.

5.04	Redetermination of Form of Retirement Income[11]

A DB Member shall not be entitled to a redetermination of the form of his retirement income subsequent to marriage breakdown.

[10]	Applicable as modified in Appendix I for a Member employed in Quebec

[11]	Applicable as modified in Appendix I for a Member employed in Quebec.

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Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date[12]

(a)	If the death of a DB Member who is accruing Continuous Service occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse, or if the Member does not have a Spouse, or the Member’s Spouse has waived entitlement to the pre-retirement death benefit in the manner and form prescribed by Applicable Pension Laws, the Member’s Beneficiary, the lump sum Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 4.02 or Article 7, as applicable, in respect of Credited Service, or Plan amendments made, on or after January 1, 1987, had the Member retired or terminated employment on the date of death. The retirement income under this paragraph (a) payable in respect of a Member who was employed in unit 929, 931, 932 or 949 as well as all Members who are Quebec Employees in accordance with Appendix I, in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse hereunder, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing not later than December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other date permitted under Revenue Rules) or if later, within one year of the Member’s date of death. If the Spouse does not make an election within the period prescribed by Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

[12]	Applicable as modified in the Appendices for Members employed in Manitoba, New Brunswick or Newfoundland.

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(b)

Notwithstanding paragraph (a), if the death of a DB Member occurs prior to his Retirement Date, but on or after the Member’s attainment of age fifty-five (55) and completion of at least fifteen (15) years of Continuous Service, and such Member has a Spouse who has not waived entitlement to the pre-retirement death benefit, the Member’s Spouse shall receive an immediate retirement income, commencing on the first (1st) day of the month following the month in which the Member’s death occurs and ending on the first (1st) day of the month in which the death of the Spouse occurs, equal to fifty percent (50%) of the retirement income the Member would have received had the Member retired on the day immediately preceding his date of death and elected to receive retirement income in the form described in paragraph 5.03(c), with fifty percent (50%) continuance to the Member’s Spouse.

A Spouse entitled to the benefit under this paragraph (b) may elect to receive, in lieu of this benefit, the benefit under paragraph (a), by completing and delivering such election to the Company, in the written form and manner prescribed by the Company, within prescribed time period after the date of the Member’s death.

6.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date[13]

If the death of a DB Member occurs after his Normal Retirement Date, but prior to his Postponed Retirement Date, the benefit and the person entitled to the benefit shall be determined in accordance with Section 6.01, with the reference to Section 4.02 changed to Section 4.03.

6.03	Death Benefits After Retirement

(a)	If the death of a DB Member occurs after his Pension Commencement Date, there shall be paid to his Beneficiary or Spouse, as applicable, any benefits due in accordance with the retirement income option elected by the Member in accordance with Article 5.

[13]	Applicable as modified in Appendix I for Members employed in Quebec.

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(b)	If the death of a DB Member occurs after his Early Retirement Date but prior to his Pension Commencement Date, there shall be paid the benefits determined in accordance with Section 6.01.

6.04	Death Benefits for Terminated Members[14]

If the death of a DB Member occurs after the Member has ceased to accrue Continuous Service, but prior to the Member’s Pension Commencement Date, the benefit and the person entitled to the benefit shall be determined in accordance with Section 6.01, to the extent not previously refunded or transferred, with the reference to Section 4.02 deleted.

6.05	Commutation of Death Benefits[15]

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Spouse;

(iii)

transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

[14]	Applicable as modified in the Appendices for Members employed in Manitoba, Newfoundland or Quebec.

[15]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba or Newfoundland.

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(b)	The amount of retirement income payable to a DB Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a DB Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

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Article 7 – Termination of Employment

7.01	Termination Benefit

A DB Member whose employment with the Company is terminated, for any reason other than death or retirement shall receive a retirement income commencing on the Member’s Normal Retirement Date, equal to the Plan Benefit determined using the Member’s date of termination of employment as his Date of Determination, payable in accordance with Article 5.

Such retirement income, with respect to a Member employed in unit 929, 931, 932 or 949 as well as all Members who are Quebec Employees in accordance with Appendix I, in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

7.02	Earlier Commencement of Retirement Income

If a Member is entitled to receive a deferred retirement income in accordance with the provisions of this Article, such Member may elect to start receiving his retirement income at any time within ten (10) years of his Normal Retirement Date. The amount of retirement income payable to such a Member shall be the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date, such actuarial reduction being at least equal to the reduction specified in paragraph 4.02(b).

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Article 8 – Disability Benefits

8.01	Total Disability

A Member who is on a period of leave due to Total Disability shall be eligible for the benefits described in Section 8.02. Such Member shall cease to qualify for such benefits upon the earliest of:

(a)	the Member’s Normal Retirement Date;

(b)	the date of the Member’s death;

(c)	the date the Member ceases to suffer from a Total Disability, as certified by a medical doctor licensed to practice under the laws of a province of Canada; or

(d)	the date of discontinuance of the Plan in whole or in part in respect of a Member affected by the discontinuance.

8.02	Disability Accrual

With respect to a DB Member who sustains a Total Disability, for the purposes of the Plan:

(a)	Final Average Earnings, Best Average Earnings-3, YMPE Average or the benefit rate, as applicable, shall be determined as of the date on which the Member became disabled;

(b)	Continuous Service shall continue to accrue during the period of disability; and

(c)	Credited Service shall continue to accrue during the period of disability at the rate in effect immediately prior to the commencement of the disability.

8.03	Disability Retirement Income

If a DB Member who has a Total and Permanent Disability has attained his Normal Retirement Date, or has terminated employment with the Company and has completed at least fifteen (15) years of Continuous Service, but is not eligible for a pension or an

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Early Retirement Date or a redundancy pension pursuant to Section 4.04, the Member may elect to receive retirement income determined in accordance with Appendix A or Appendix B, as applicable, payable in accordance with Article 5, excluding the form under paragraph 5.03(e), commencing on the Member’s Normal Retirement Date or date of termination of Continuous Service, as applicable. In no event shall the Member continue to accrue benefits pursuant to Section 8.02 subsequent to his Normal Retirement Date.

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Article 9 – Related Employer Benefit Limitations

9.01	Related Employers

For purposes of this Article 9, “Related Employers” means the Company, an employer that is a company that is related within the meaning of the Income Tax Act (Canada) to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

9.02	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary or a Member’s Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the lifetime retirement income limits set out under Revenue Rules.

9.03	Pension Adjustment

In each calendar year, the amount of retirement income accrued by a Member under the Plan shall not cause the pension adjustments, as determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the money purchase limit, as defined in Revenue Rules.

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Article 10 – Transfer of Employment

10.01	Transfers to Associated Companies

If a DB Member is transferred, on or after January 1, 2011, within the Company to a category of employment such that the Member ceases to be an Employee, or to a Canadian company which is associated with the Company, but which does not itself participate in the Plan, shall not constitute a termination of employment pursuant to Article 7. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the Company or the associated company, as applicable;

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee;

(c)	Final Average Earnings shall be determined based only on the Member’s Earnings from the Company; and

(d)	the benefits payable under the Plan shall be determined in accordance with the applicable provisions of the Plan on the earliest of:

(i)	the termination of employment with the Company or the associated company; and

(ii)	the Member’s death.

Provided the Member does not elect, as may be provided under Applicable Pension Laws to receive benefits in accordance with Article 7.

If the DB Member is transferred to a foreign affiliate of the Company, the Member’s benefit shall be determined in accordance with the Company’s policy on such transfers subject to any limits under the Revenue Rules or the Applicable Pension Laws.

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10.02	Transfers From Associated Companies

If an individual is transferred, on or after January 1, 2011, from a Canadian company which is associated with the Company, but which does not itself participate in the Plan, to a category of employment with the Company such that he becomes an Employee,:

(a)	the Member’s Continuous Service shall include all periods of uninterrupted employment of the Member with such associated company;

(b)	he shall become a DC Member at his date of transfer if he is a Non-Union Employee;

(c)	he shall become a DB Member at his date of transfer if he is a Union Employee and in which case:

(i)	Credited Service shall exclude those periods of employment with such associated company; and

(ii)	Final Average Earnings shall be determined based only on the Member’s Earnings from the Company only.

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Article 11- Transfers of Funds

11.01	Transfer from Registered Plan of Previous Employer

Where there exists a Reciprocal Agreement between the Company and a previous employer, the Company shall accept deposits into the Fund to the credit of a Member by way of transfer from the Member’s previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred shall be accepted in accordance with the terms of the Reciprocal Agreement.

11.02	Transfer to Other Registered Plan[16]

(a)	Where there exists a Reciprocal Agreement between the Company and the subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, any cash settlement to which the Member is entitled in accordance with Section 10.06 of Part 1 may be:
(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Member;

(iii)

transferred to an insurance company licensed to carry out an annuity business in Canada for the purchase of an immediate life annuity or a deferred life annuity commencing not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other date permitted under Revenue Rules) in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

[16]	Applicable as modified in Appendix C for Members employed in Alberta.

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(c)	Where no Reciprocal Agreement exists and a Member who has not attained age fifty-five (55), including a Member who is no longer employed by the Company, is entitled to receive a deferred retirement income in accordance with Article 7, the Member may direct that the lump sum Actuarial Equivalent of such retirement income be:

(i)	transferred to another registered pension plan, if this other plan so permits;

(ii)

transferred to an insurance company licensed to carry out an annuity business in Canada for the purpose of purchasing an immediate life annuity or a deferred life annuity commencing not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other date permitted under Revenue Rules), in a form acceptable under Revenue Rules; or

(iii)	transferred to such other types of registered plans or vehicles which may be acceptable under Applicable Pension Laws and Revenue Rules;

subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws. Such transfer shall only be permitted if the administrator of such plan agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws.

The Member may elect to make such a transfer:

(iv)	upon termination of employment with the Company;

(v)	at any other date as may be specified in Applicable Pension Laws; and

(vi)	at any other date as may be authorized by the Company.

(d)	As may be permitted under Applicable Pension Laws, the Company may require a Member or a Spouse, as applicable, who is entitled to an amount of retirement income to transfer the lump sum Actuarial Equivalent of the benefit to another registered vehicle.

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(e)	An amount transferred in accordance with paragraph (c), or a cash settlement payable to a Member under Section 10.06 of Part 1 and transferred in accordance with paragraph (b), to a registered retirement savings plan, registered retirement income fund or a money purchase provision of a registered pension plan, shall not exceed the product of (i) and (ii), where:

(i)	is the annual amount of retirement income equal to the Plan Benefit using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

(ii)	is the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

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If the Member retires on a Postponed Retirement Date, the amount under subparagraph (i) above shall include any actuarial increase to which the Member may be entitled under Section 4.03.

(f)	If the amount to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the Member in cash.

The transfers this Section shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

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Article 12 – Ad Hoc Increases

12.01	Ad Hoc Increases

In its sole discretion, the Company may from time to time provide ad hoc increases to the amounts of retirement income being paid to DB Members.

12.02	Maximum Payment Amount

Notwithstanding Section 12.01, in no event shall:

(a)	the amount of retirement income payable to a DB Member under Article 4 or 7 exceed the amount of retirement income in the year of commencement, adjusted from that time to reflect increases in the Consumer Price Index as published by Statistics Canada, subject to paragraph (b) below; and

(b)

the amount of lifetime retirement income payable under Article 4 to a Member whose retirement income at Pension Commencement Date is restricted by the Maximum Formula in Section 3.02, exceed the lifetime retirement income in the year of commencement, adjusted from the January 1st following the Pension Commencement Date to reflect increases in the Consumer Price Index as published by Statistics Canada.

The above paragraph shall also apply to any portion of retirement income continuing to the Member’s Spouse or Beneficiary after the Member’s death.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix A – Bakery Members Page 78

Appendix A – Bakery Members

The provisions of this Appendix A shall apply to each Bakery Member. The regular DB Provisions of the Plan under Part 3 shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix A.

Article 3 – Retirement Income Formulae

3.02	Plan Formula

(a)	Unit 935 (Laval)

The Plan Formula, with respect to a DB Member employed in unit 935, shall be the monthly amount specified in (i), (ii) or (iii), as applicable, where:

(i)	is, in respect of retirement on and after May 1, 2006 and prior to May 1, 2007, $58 multiplied by the Member’s Credited Service;

(ii)	is, in respect of retirement on and after May 1, 2006 and prior to May 1, 2008, $59 multiplied by the Member’s Credited Service; and

(iii)	is, in respect of retirement on and after May 1, 2008, $60 multiplied by the Member’s Credited Service.

Notwithstanding the foregoing, the Plan Formula shall not be less than the amount of retirement income accrued to the Member, based on the Member’s Final Average Earnings and Credited Service, and the terms of the Plan in effect as at September 30, 1993.

(b)	Unit 941 (Ottawa Sales Branch)

The Plan Formula, with respect to a DB Member employed in unit 941, shall be the monthly amount specified in (i) or (ii) as applicable, where:

(i)	is, in respect of retirement on and after August 1, 2006 and prior to June 1, 2007, $46, multiplied by the Member’s Credited Service;

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(ii)	is, in respect of retirement on and after June 1, 2007 and prior to December 1, 2009, $48 multiplied by the Member’s Credited Service;

(iii)	is, in respect of retirement on and after December 1, 2009 and prior to January 1, 2012, $50 multiplied by the Member’s Credited Service; and

(iv)	is, in respect of retirement on and after January 1, 2012, $52 multiplied by the Member’s Credited Service.

Notwithstanding the foregoing, the Plan Formula shall not be less than the amount of retirement income accrued to the Member under the terms of the Plan, based on the Member’s Final Average Earnings and Credited Service as at December 31, 2000.

(c)	Unit 943 (Toronto Sales Branch W&D)

The Plan Formula, with respect to a Member employed in unit 943, shall be the monthly amount specified in (i), (ii) or (iii), as applicable, where:

(i)	is, in respect of retirement on and after February 19, 2007 and prior to November 1, 2007, $51 multiplied by the Member’s Credited Service;

(ii)	is, in respect of retirement on and after November 1, 2007 and prior to December 1, 2009, $53 multiplied by the Member’s Credited Service;

(iii)	is, in respect of retirement on and after December 1, 2009 and prior to January 1, 2012, $55 multiplied by the Member’s Credited Service; and

(iv)	is, in respect of retirement on and after January 1, 2012, $57 multiplied by the Member’s Credited Service.

Notwithstanding the foregoing, the Plan Formula shall not be less than the amount of retirement income accrued to the Member, based on the Member’s Final Average Earnings and Credited Service and the terms of the Plan in effect as at December 31, 2000.

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(d)	Unit 966 (Toronto)

The Plan Formula, with respect to a Member employed in unit 966, shall be the monthly amount specified in (i), (ii) or (iii), as applicable, where:

(i)	is, in respect of retirement on and after May 1, 2008 and prior to April 4, 2009, $60 multiplied by the Member’s Credited Service;

(ii)	is, in respect of retirement on and after April 4, 2009 and prior to January 1, 2010, $62 multiplied by the Member’s Credited Service;

(iii)	is, in respect of retirement on and after January 1, 2010 and prior to January 1, 2011, $63 multiplied by the Member’s Credited Service; and

(iv)	is, in respect of retirement on and after January, 1, 2011, $64 multiplied by the Member’s Credited Service.

Notwithstanding the foregoing, the Plan Formula shall not be less than the amount of retirement income accrued to the Member, based on the Member’s Final Average Earnings and Credited Service and the terms of the Plan in effect as of December 31, 1991.

(e)	Unit 968 (Montreal)

The Plan Formula, with respect to a Member employed in unit 968, shall be the monthly amount specified in (i), (ii) or (iii), as applicable, where:

(i)	is, in respect of retirement on and after May 1, 2008 and prior to June 12, 2009, $60 multiplied by the Member’s Credited Service;

(ii)	is, in respect of retirement on and after June 12, 2009 and prior to January 1, 2010, $62 multiplied by the Member’s Credited Service;

(iii)	is, in respect of retirement on and after January 1, 2010 and prior to January 1, 2011, $63 multiplied by the Member’s Credited Service; and

(iv)	is, in respect of retirement on and after January 1, 2011, $64 multiplied by the Member’s Credited Service;

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Notwithstanding the foregoing, the Plan Formula shall not be less than the amount of retirement income accrued to the Member, based on the Member’s Final Average Earnings and Credited Service and the terms of the Plan in effect as of December 31, 1991.

Article 4 – Amount of Retirement Income

4.02	Early Retirement

(a)

A DB Member who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, equal to the Plan Benefit using the Member’s Early Retirement Date as his Date of Determination, reduced by five-twelfths of one percent (5/12 of 1%) for each complete month by which the Member’s Pension Commencement Date precedes the first (1st) day of the month coincident with or following the Member’s sixty-second (62nd) birthday.

Notwithstanding the foregoing, if the Member’s age plus Credited Service equals at least eighty (80) years at the Member’s Pension Commencement Date, no reduction shall be applied and the Member’s Early Retirement Date shall exclude the requirement to attain age fifty-five (55).

4.04	Redundancy Pension

With respect to a DB Member who elects to receive an amount of retirement income in accordance with Section 4.04, such retirement income shall be equal to the Plan Benefit using the Member’s date of termination of employment as the Date of Determination, reduced by a fraction, the numerator of which is the Member’s Credited Service, less one-half (1/2) of the number of complete years by which the Pension Commencement Date precedes the Member’s sixtieth (60th) birthday and the denominator of which is the Member’s Credited Service.

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Article 8 – Article 12 – Disability Benefits

8.03	Disability Retirement Income

With respect to a DB Member who elects to receive an amount of retirement income in accordance with Section 8.03, such retirement income shall be equal to the Plan Benefit in effect at his date of disability and the Credited Service of the Member on the date he ceases to accrue Continuous Service, reduced by a fraction, the numerator of which is the Member’s Credited Service, less one-half (1/2) of the number of complete years by which the Pension Commencement Date precedes the Member’s sixtieth (60th) birthday and the denominator of which is the Member’s Credited Service.

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Appendix B – Non-Bakery Members

The provisions of this Appendix B shall apply to each Non-Bakery Member. The regular DB Provisions of the Plan under Part 3 shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix B.

Article 3 – Retirement Income Formulae

3.02	Plan Formula

The Plan Formula shall be (a) minus (b), where:

(a)	is one and one-half percent (1-1/2%) of the Member’s Final Average Earnings, multiplied by the Member’s Credited Service; and

(b)	is four-tenths of one percent (4/10 of 1%) of the lesser of the Member’s Final Average Earnings and the Member’s YMPE Average, multiplied by the Member’s Credited Service.

Article 4 – Amount of Retirement Income

4.03	Early Retirement

(a)	Unit 965 (Toronto Biscuit Bakery ) and Unit 967 (Montreal Biscuit Bakery)

A DB Member employed in unit 965 or unit 967 who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, equal to the Plan Benefit using the Member’s Early Retirement Date as his Date of Determination, reduced by one-third of one percent (1/3 of 1%) for each complete month in excess of thirty-six (36) months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date.

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(b)	Other Members

A DB Member who is not employed in a unit described in Appendix A or paragraph (a) who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time prior to his Normal Retirement Date, equal to the Plan Benefit using the Member’s Early Retirement Date as his Date of Determination, reduced by five-twelfths of one percent (5/12 of 1%) for each complete month in excess of thirty-six (36) months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date.

4.04	Redundancy Pension

With respect to a Member who elects to receive an amount of retirement income in accordance with Section 4.04, such retirement income shall be equal to the Plan Benefit using the Member’s date of termination of employment as the Date of Determination, reduced by a fraction, the numerator of which is the Member’s Credited Service, less one-half (1/2) of the number of complete years by which the Pension Commencement Date precedes the Member’s sixtieth (60th) birthday and the denominator of which is the Member’s Credited Service.

Article 8 – Disability Benefits

8.03	Disability Retirement Income

With respect to a Member who elects to receive an amount of retirement income in accordance with Section 8.03, such retirement income shall be equal to the Plan Benefit using the Member’s Credited Service and Final Average Earnings in effect on the date he ceases to accrue Continuous Service on the date he ceases to accrue Continuous Service, reduced by a fraction, the numerator of which is the Member’s Credited Service, less one-half (1/2) of the number of complete years by which the Pension Commencement date precedes the Member’s sixtieth (60th) birthday and the denominator of which is the Member’s Credited Service.

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Appendix C – Provincial Provisions – Alberta

Notwithstanding any other provision of the Plan, the provisions of this Appendix C shall apply to a Member who is an Alberta Employee.

“Alberta Employee” means an Employee who reports to work at an establishment of the Company in the Province of Alberta. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Alberta Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Alberta.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member and has not been living separate and apart from the Member for three (3) or more consecutive years; or

(b)	if there is no person to whom paragraph (a) above applies, the person who, immediately preceding the relevant time, lived with the Member in a conjugal relationship:

(i)	for a continuous period of at least three (3) years; or

(ii)	of some permanence, if there is a child of the relationship by birth or adoption.

2.51	“Temporary Suspension of Employment” means any suspension of employment that lasts 52 weeks or less and is expected to be temporary in nature.

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Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 or the value of the Member’s DC Account under Part 2 may, before payment of that benefit has commenced, be commuted and paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to the Member under Part 3 at or after Normal Retirement Date plus the retirement income that would be payable to the Member from the value of the DC Account does not exceed four percent (4%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form; or

(ii)	the lump sum Actuarial Equivalent of such retirement income under Part 3 plus the value of the Member’s DC Account under Part 2 does not exceed twenty percent (20%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income under Part 3 and the value of the Member’s DC Account under Part 2 payable to a Member may be commuted and paid in a lump sum if the Member has a terminal illness or a disability, certified by a medical practitioner, which is likely to shorten the Member’s life considerably. If the Member has a Spouse, the retirement income may only be commuted if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(c)

Retirement income under Part 3 and the value of the Member’s DC Account under Part 2 required to be paid under the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for

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purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the person entitled to the benefit, provided that the prescribed forms are completed and filed as required by Applicable Pension Laws. If the Member has a Spouse, an election to commute and receive a lump sum payment may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(d)	In the event of the termination or retirement of a Member who has attained age 50 or more but who has not reached age 55, and if such Member is eligible and elects a transfer options in accordance with Section 6.03 of Part 2 and Article 11 of Part 3, such Member may elect to unlock and receive in a lump sum payment, or as a transfer to a retirement savings plan or a retirement income fund registered under the Income Tax Act, up to 50% of the value of the benefit under Part 3 or his DC Account under Part 2 required to be paid under the Plan provided that the appropriate forms are completed and filed as may be required by the Company. If the Member has a Spouse, an election to unlock up to 50% of the value of the benefit under Part 3 or the DC Account under Part 2 may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(e)	A Spouse who has attained age 50 but not age 55 or more who is entitled to payment of a benefit under Part 3 or Part 2 as the result of the death of a Member, and who transfers the value required to be paid under the Plan to a locked-in retirement savings arrangements as prescribed under the Applicable Pension Laws, may also elect to unlock and receive a in a lump sum payment, or as a transfer to a retirement savings plan or a retirement income fund registered under the Income Tax Act, up to 50% of the value of the benefit under Part 3 or Part 2 payable to the Spouse, provided that the appropriate forms are completed and filed as may be required by the Company.

(f)	The Company may, at its sole discretion, require a Member who is entitled to an amount of deferred retirement income under Part 3, who is more than 10 years prior to Normal Retirement Date to transfer, in lieu of any other benefit under the Plan, the lump sum Actuarial Equivalent of such deferred retirement income, if the lump sum Actuarial Equivalent of the benefits payable under Part 3 is less than 20% of the YMPE in the year of termination.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix C – Provincial Provisions – Alberta Page 88

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 7 – Death Benefits

7.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 7.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

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Part 3 – DEFINED BENEFIT PROVISIONS

Article 5 – Payment of Retirement Benefits

5.02	Mandatory Spousal Pension

(a)

The retirement income payable under Article 4 or 7, to a DB Member who, at the Pension Commencement Date, has a Spouse who has not waived entitlement to a contingent pension, shall be payable in equal monthly instalments for the life of the Member, with the last payment due to the Member on the first (1st) day of the month in which the death of the Member occurs and seventy-five percent (75%) of this retirement income continuing to be paid to the Member’s Spouse, commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the first (1st) day of the month in which the death of the Member’s Spouse occurs. The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 9.01.

(b)	Subject to Applicable Pension Laws, a DB Member and his Spouse may waive this form of pension by signing a waiver form to that effect. A Spouse who has waived entitlement to a survivor pension may revoke the waiver by filing a written notice with the Company prior to the Member’s Pension Commencement Date.

(c)	A Spouse who has waived the right to a contingent pension shall receive any other post-retirement survivor benefits under the Plan, unless the Spouse has further waived his or her right to such post-retirement benefits prior to the commencement of such benefits, in prescribed form and in accordance with Applicable Pension Laws.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix C – Provincial Provisions – Alberta Page 90

Article 6 – Death Benefits

6.05	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits; or

(ii)	paid into a locked-in registered retirement savings plan of the Spouse prescribed under the Applicable Pension Laws.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix D – Provincial Provisions – British Columbia Page 91

Appendix D – Provincial Provisions – British Columbia

Notwithstanding any other provision of the Plan, the provisions of this Appendix D shall apply to a Member who is a British Columbia Employee.

“British Columbia Employee” means an Employee who reports to work at an establishment of the Company in the Province of British Columbia. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “British Columbia Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of British Columbia.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member and who, if living separate and apart from the Member at relevant time, did not live separate and apart from the Member for no longer than the two (2) year period immediately preceding the relevant time; or

(b)	if there is no person under paragraph (a), the person who is living and cohabiting with such Member in a marriage-like relationship, including a marriage-like relationship between persons of the same gender, and who lived and cohabited in that relationship in the two (2) year period immediately preceding the relevant time.

2.51	“Temporary Suspension of Employment” means any suspension of employment that lasts 26 weeks or less and is expected to be temporary in nature.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix D – Provincial Provisions – British Columbia Page 92

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 and the value of the DC Account under Part 2 required to be paid under the Plan may be commuted and paid in a lump sum, at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to a Member at or after Normal Retirement Date is less than ten percent (10%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income does not exceed twenty percent (20%) of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(c)	Retirement income under Part 2 or Part 3 payable to a Member may be commuted and paid in a lump sum if the Member has a physical disability, certified by a medical practitioner, which is likely to considerably shorten the Member’s life expectancy.

(d)	Retirement income required to be paid under Part 2 or Part 3 of the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for purposes of Revenue Rules for more than two (2) years may be commuted and paid in a lump sum, at the request of the person entitled to the benefit, provided the appropriate forms are completed and filed as required by Applicable Pension Laws.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix D – Provincial Provisions – British Columbia Page 93

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 7 – Death Benefits

7.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 7.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix D – Provincial Provisions – British Columbia Page 94

PART 3 – DEFINED BENEFIT PROVISIONS

6.05	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)

transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 95

Appendix E – Provincial Provisions – Manitoba

Notwithstanding any other provisions of the Plan, this Appendix E shall apply to each Manitoba Employee.

“Manitoba Employee” means an Employee who reports to work at an establishment of the Company in the Province of Manitoba. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Manitoba Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Manitoba.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the common-law partner who, not being married to the Member, meets one (1) of the following eligibility requirements:

(i)	the person who, with such Member, registered a common-law relationship under section 13.1 of The Vital Statistics Act;

(ii)	the person who has resided with such Member in a conjugal relationship for at least three (3) years if either of them is married; or

(iii)	the person who has resided with such Member in a conjugal relationship for at least one (1) year if neither of them is married.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 96

For greater certainty, a Spouse who satisfies the criteria under paragraph (b) shall only be considered to have survived the Member if such Spouse was cohabiting with the Member immediately prior to the death of the Member or the Member’s Pension Commencement Date, as applicable, and such Spouse provides evidence to this effect satisfactory to the Company.

2.51	“Temporary Suspension of Employment” means any suspension of employment that lasts less than 54 weeks and is expected to be temporary in nature.

Article 3 – Membership

3.03	New Employees Hired on or after January 1, 2011

(a)	Each Union Employee who is hired on a full-time basis on and after January 1, 2011, shall become a DB Member of the Plan on the first day of the month coincident with or next following the date the Employee completes two (2) years of Continuous Service. Notwithstanding any provision to the contrary, the Company may, in its sole discretion, waive the foregoing eligibility requirement.

(b)

Each Union Employee who is hired on a less than full time basis on and after January 1, 2011 shall be eligible to become a DB Member in accordance with the eligibility requirements applicable to a full-time Union Employee, but shall, in any event, become a Member no later than the first (1st) day of the month coincident with or following the date on which both of the following requirements are fulfilled:

(i)	the Employee has completed two (2) years of Continuous Service; and

(ii)	the Employee has received Earnings at least equal to twenty-five percent (25%) of the YMPE in each of the two (2) previous consecutive calendar years.

(c)

Each Non-Union Employee who is hired on a full-time or on a less than full-time basis on and after January 1, 2011 shall be eligible to become a DC Member on the first day of the month coincident with or next following the date the Employee completes 90 days of Continuous Service. However, such Employee

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 97

shall become a Member no later than the first (1st) day of the month coincident with or following the date on which both of the following requirements are fulfilled:

(i)	the Employee has completed two (2) years of Continuous Service; and

(ii)	the Employee has received Earnings at least equal to twenty-five percent (25%) of the YMPE in each of the two (2) previous consecutive calendar years.

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 and the value of the Member DC Account under Part 2 may be commuted and paid in a lump sum if:

(i)	the annual retirement income that would be payable to the Member under Part 3 at Normal Retirement Date is less than 4% of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of the Member’s retirement income under Part 3 is less than 20% of the YMPE as at the Date of Determination; or

(iii)	the value of the Member’s Account under Part 2 is less than 20% of the YMPE.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

A benefit required to be paid under Part 2 or Part 3 to a Member who has ceased to accrue Continuous Service and who is a non-resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the Member, provided that the appropriate forms are completed and filed as required by Applicable Pension Laws. If the Member has a Spouse, an election to commute and receive a lump sum payment may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 98

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 7 – Death Benefits

7.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 7.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 99

PART 3 – DEFINED BENEFIT PROVISIONS

6.01	Death Benefits Prior to Retirement Date

(a)	If the death of a Member who is accruing Continuous Service occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse, or if the Member does not have a Spouse, the Member’s Beneficiary, the lump sum Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 4.02 or Article 7, as applicable, in respect of Credited Service, or Plan amendments made, on or after January 1, 1985, had the Member retired or terminated employment on the date of death. The retirement income under this paragraph (a) payable in respect of a Member who was employed in unit 929, 931, 932 or 949, in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Notwithstanding the foregoing, the Member’s Spouse shall receive the above benefit as an immediate annuity or as a deferred annuity commencing on or before December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules) or if later, within one (1) year of the Member’s date of death. In lieu thereof, the benefit may be transferred in accordance with paragraph 11.02(c).

(b)

Notwithstanding paragraph (a), if the death of a Member occurs prior to his Retirement Date, but on or after the Member’s attainment of age fifty-five (55) and completion of at least fifteen (15) years of Continuous Service, and such Member has a Spouse, the Member’s Spouse shall receive an immediate retirement income, commencing on the first (1st) day of the month following the month in which the Member’s death occurs and ending on the first (1st) day of the month in which the death of the Spouse occurs, equal to fifty percent (50%) of the retirement income the Member would have received had the Member

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retired on the day immediately preceding his date of death and elected to receive retirement income in the form described in paragraph 5.03(c), with fifty percent (50%) continuance to the Member’s Spouse.

A Spouse entitled to the benefit under this paragraph (b) may elect to receive, in lieu of this benefit, the benefit under paragraph (a), by completing and delivering such election to the Company, in the written form and manner prescribed by the Company, within the period prescribed under the Applicable Pension Laws.

6.04	Death Benefits for Terminated Members

If the death of a Member occurs after the Member has ceased to accrue Continuous Service, but prior to the Member’s Pension Commencement Date, the benefit and the person entitled to the benefit shall be determined in accordance with Section 10.01, to the extent not previously refunded.

6.05	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)

transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix E – Provincial Provisions – Manitoba Page 101

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix F – Provincial Provisions – New Brunswick Page 102

Appendix F – Provincial Provisions – New Brunswick

Notwithstanding any other provision of the Plan, the provisions of this Appendix F shall apply to a Member who is a New Brunswick.

“New Brunswick Employee” means an Employee who reports to work at an establishment of the Company in the Province of New Brunswick. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “New Brunswick Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of New Brunswick.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been voided by a declaration of nullity; or

(c)	the person who has going through a form of marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(d)	the person who is not married to the Member, provided that the person is cohabiting with the Member and they have cohabited:

(i)	continuously for a period of three (3) years or more in a conjugal relationship in which one (1) person has been substantially dependent upon the other for support; or

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(ii)	in a relationship of some permanence where there is a child born of whom they are the natural parents;

and they have cohabited within the preceding year.

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income payable under Part 3 or the value of the DC Account under Part 2 may be commuted and paid in a lump sum at the discretion of the Member if the lump sum Actuarial Equivalent of the retirement income under Part 3 or the value of the Accounts under Part 2, as applicable, increased by 6% per year that the Member’s age on December 31st of the year of the Date of Determination is less than 65, is less than 40% of the YMPE as at the Date of Determination.

(b)	Retirement income required to be paid under Part 3 or the DC Account required to be paid under Part 2 to a Member who has terminated employment, who is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules, and whose Spouse, if applicable, is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the Member’s discretion.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid. Such commutation is subject to the Member’s Spouse providing the required waiver in accordance with Applicable Pension Laws.

(c)	The Administrator may, at its sole discretion, require a Member who is entitled to an amount of deferred retirement income under Part 3 to transfer, in lieu of any other benefit under the Plan, the lump sum Actuarial Equivalent of such deferred retirement income, if the lump sum Actuarial Equivalent of the benefit under Part 3 and the value of the Accounts under Part 2 is less than 10% of the YMPE in the year of termination.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix F – Provincial Provisions – New Brunswick Page 104

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 7 – Death Benefits

7.01	Death Benefits Prior to Retirement Date

If the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account. A Spouse may not waive entitlement to the pre-retirement death benefit.

PART 3 – DEFINED BENEFIT PROVISIONS

6.01	Death Benefits Prior to Retirement Date

(a)	If the death of a Member who is accruing Continuous Service occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse, or if the Member does not have a Spouse, the Member’s Beneficiary, the lump sum Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 4.02 or Article 7, as applicable, had the Member retired or terminated employment on the date of death. The retirement income under this paragraph (a) payable in respect of a Member who was employed in unit 929, 931, 932 or 949, in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse hereunder, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing on or before December 1st of the calendar year in which the Spouse

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attains age seventy-one (71) (or such other age permitted under Revenue Rules) or if later, within one (1) year of the Member’s date of death or may elect to transfer the Actuarial Equivalent lump sum in accordance with Section 10.05. If the Spouse does not make an election within the period prescribed by the Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

(b)

Notwithstanding paragraph (a), if the death of a Member occurs prior to his Retirement Date, but on or after the Member’s attainment of age fifty-five (55) and completion of at least fifteen (15) years of Continuous Service, and such Member has a Spouse, the Member’s Spouse shall receive an immediate retirement income, commencing on the first (1st) day of the month following the month in which the Member’s death occurs and ending on the first (1st) day of the month in which the death of the Spouse occurs, equal to fifty percent (50%) of the retirement income the Member would have received had the Member retired on the day immediately preceding his date of death and elected to receive retirement income in the form described in paragraph 5.03(c), with fifty percent (50%) continuance to the Member’s Spouse.

A Spouse entitled to the benefit under this paragraph (b) may elect to receive, in lieu of this benefit, the benefit under paragraph (a), by completing and delivering such election to the Company, in the written form and manner prescribed by the Company, within the time prescribed under Applicable Pension Laws.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Appendix G – Provincial Provisions – Newfoundland Page 106

Appendix G – Provincial Provisions – Newfoundland

Notwithstanding any other provision of the Plan, the provisions of this Appendix G shall apply to a Member who is a Newfoundland Employee.

“Newfoundland Employee” means an Employee who reports to work at an establishment of the Company in the Province of Newfoundland. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Newfoundland Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Newfoundland.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been voided by a declaration of nullity; or

(c)	the person who has gone through a form of marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(d)	in relation to a Member who has a Spouse, as described in paragraph (a), (b) or (c) above, means a person who is not the Spouse of the Member, who has cohabited continuously with the Member in a conjugal relationship for not less than three (3) years; or

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(e)	in relation to a Member who does not have a Spouse, as described in paragraph (a), (b) or (c) above, means a person who has cohabited continuously with the Member in a conjugal relationship for not less than one (1) year.

For the purposes of paragraphs (d) and (e), the person must be cohabiting with the Member or must have cohabited with the Member within the preceding year.

Article 9 – Payment of Retirement Benefits

9.04	Commutation of Benefits

(a)	Any benefit required to be paid under the Plan may be commuted and paid in a lump sum if:

(i)	the annual retirement income that would be payable to a Member at or after Normal Retirement Date is less than four percent (4%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income is less than ten percent (10%) of the YMPE as at the Date of Determination.

This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income payable to a Member may be commuted and paid in a lump sum if a physician certifies in writing, that the Member suffers from a significant physical or mental disability which considerably reduces the Member’s life expectancy.

Article 10 – Death Benefits

12.03	Death Benefits Prior to Retirement Date

(a)	If the death of a Member who is accruing Continuous Service occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse, or if the Member

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does not have a Spouse, the Member’s Beneficiary, the lump sum Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 8.02 or Article 11, as applicable, in respect of Credited Service, or Plan amendments made, on or after January 1, 1987, had the Member retired or terminated employment on the date of death. The retirement income under this paragraph (a) payable in respect of a Member who was employed in unit 929, 931, 932 or 949, in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse hereunder, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity on or before December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules) or if later, within one (1) year of the Member’s date of death. If the Spouse does not make an election within ninety (90) days after the death of the Member, the Spouse shall be deemed to have elected an immediate retirement income.

(b)

Notwithstanding paragraph (a), if the death of a Member occurs prior to his Retirement Date, but on or after the Member’s attainment of age fifty-five (55) and completion of at least fifteen (15) years of Continuous Service, and such Member has a Spouse, the Member’s Spouse shall receive an immediate retirement income, commencing on the first (1st) day of the month following the month in which the Member’s death occurs and ending on the first (1st) day of the month in which the death of the Spouse occurs, equal to fifty percent (50%) of the retirement income the Member would have received had the Member retired on the day immediately preceding his date of death and elected to receive retirement income in the form described in paragraph 9.03(c), with fifty percent (50%) continuance to the Member’s Spouse.

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(c)	If a Member dies while accruing Continuous Service and prior to his Retirement Date, but on or after his Vesting Date and on or after becoming eligible to retire in accordance with Article 6, notwithstanding the foregoing, the benefits payable under paragraph (a) or (b), as applicable, shall not be less than (i) or (ii), as applicable, where:

(i)

is, if there is a Spouse, the retirement income equal to the retirement income the Spouse would have received had the Member retired on the first (1st) day of the month coincident with or immediately preceding the date of the Member’s death and elected to receive retirement income in accordance with Section 9.02, with seventy five percent (75%) continuance to the Spouse after the Member’s death.

(ii)

is, if there is no Spouse, the benefit payable to the Member’s Beneficiary had the Member retired on the first (1st) day of the month coincident with or immediately preceding the date of the Member’s death and elected to receive retirement income in accordance with the normal form of retirement income described in Section 9.01.

10.04	Death Benefits for Terminated Members

If the death of a Member occurs after the Member has ceased to accrue Continuous Service, but prior to the Member’s Pension Commencement Date, the benefit and the person entitled to the benefit shall be determined in accordance with Section 10.01, to the extent not previously refunded or transferred.

12.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 10.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the

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calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

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Appendix H – Provincial Provisions – Nova Scotia

Notwithstanding any other provision of the Plan, the provisions of this Appendix H shall apply to a Member who is a Nova Scotia.

“Nova Scotia Employee” means an Employee who reports to work at an establishment of the Company in the Province of Nova Scotia. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Nova Scotia Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Nova Scotia.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been annulled by a declaration of nullity; or

(c)	the person who has gone through a form of marriage with the Member, in good faith, that is void, provided that the person is cohabiting with the Member in a conjugal relationship, or if they have ceased to cohabit, has cohabited with the Member in a conjugal relationship within the twelve (12) month period immediately preceding the relevant time; or

(d)	the person who has cohabited with the Member in a conjugal relationship for a period of at least two (2) years, neither of the Member and the person being a Spouse.

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Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	The retirement income under Part 3 and the value of the Member’s DC Account under Part 2 may be commuted and paid in a lump sum if:

(i)	the annual retirement income under Part 3 plus the value of the Member’s DC Account under Part 2 at Normal Retirement Date is less than four percent (4%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income under Part 3 plus the value of the Member’s DC Account under Part 2 is less than ten percent (10%) of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income payable to a Member may be commuted and paid in a lump sum if the Member has a mental or physical disability that is likely to shorten considerably the life expectancy of the Member.

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Appendix I – Provincial Provisions – Quebec

Notwithstanding any other provision of the Plan, the provisions of this Appendix I shall apply to a Member who is a Quebec Employee.

“Quebec Employee” means an Employee who reports to work at an establishment of the Company in the Province of Quebec. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Quebec Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Quebec.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.50	(a) “Spouse” means, subject to paragraphs (c) and (e), in relation to a Member, the person, whether the person is of the opposite sex or the same sex, who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(i)	the person who is married to or in a civil union with the Member; or

(ii)	where the Member is neither married nor in a civil union, the person who lives together with the Member in a conjugal relationship:

(A)	continuously for a period of three (3) years or more; or

(B)	continuously for a period of one (1) year or more if:

(1)	at least one child is born, or to be born, of their union;

(2)	they have adopted, jointly, at least one (1) child while living together in a conjugal relationship; or

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(3)	one (1) of them has adopted at least one (1) child who is the child of the other, while living together in a conjugal relationship;

provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it which it considers sufficient for the purposes of such determination, shall be final.

For the purposes of subparagraph (ii), the birth or adoption of a child during a marriage, a civil union or a period of conjugal relationship prior to the period of conjugal relationship existing on the day as of which spousal status is established may qualify a person as a Spouse.

(b)	For the purposes of paragraphs (c), (e) and (f), “Separation” means, in relation to a Member and his Spouse:

(i)	legal separation from bed and board, if the Spouse is married to the Member;

(ii)	dissolution or annulment of their civil union; or

(iii)	cessation of conjugal relationship if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(ii).

(c)

If Separation occurs, pursuant to subparagraph (b)(i), prior to the date the first (1st) pension instalment is due to the Member, the person who is married to or in a civil union with the Member shall cease to be the Member’s Spouse for the purposes of Sections 5.02 and 5.03 of Part 3 or Section 6.03 of Part 2, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation.

(d)	In circumstances where:

(i)	a Member is married;

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(ii)	the Member’s lawfully wedded Spouse is no longer his Spouse for the purposes of Sections 5.02 and 5.03 of Part 3 or Section 6.03 of Part 2 in accordance with paragraph (c); and

(iii)	another person would qualify as the Member’s Spouse in accordance with paragraph (a) had the Member not been married;

such other person may, at the Member’s discretion, be deemed to be the Member’s Spouse for the purposes of Sections 6.02 and 6.03 of Part 3 or Section 6.03 of Part 2.

(e)	In Separation occurs prior to the date of the Member’s death,, the person who is the Member’s Spouse in accordance with paragraph (a) shall cease to be the Member’s Spouse for the purposes of Sections 6.01, 6.02 and 6.04 of Part 3 or Sections 7.01 and 7.02 of Part 2. However, for the purposes of Section 6.02 of Part 3, determination of the Spouse shall be made in accordance with paragraphs (a), (c) and (e), unless the Spouse has waived the right to a retirement income, in accordance with Applicable Pension Laws.

(f)	If, after the commencement of the Member’s retirement income, Separation occurs or the Spouse ceases to be married to or in a civil union with the Member, the person who was the Spouse of the Member on the commencement of the Member’s retirement income shall cease to be the Member’s Spouse for the purposes of any contingent retirement income payable under the form of payment elected by the Member in accordance with Article 5 of Part 3, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation or termination of marriage or civil union.

Article 3 – Membership

3.02	Employees on December 31, 2010 – Not Members of the Plan at December 31, 2011

Each other Employee on December 31, 2010 who is employed on a full-time basis or part-time basis shall become a DB Member on the January 1st of the calendar year following the year in which the Employee earned at least thirty-five percent (35%) of the YMPE or worked seven hundred (700) hours with the Company.

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6.05	New Employees Hired on or after January 1, 2011

(a)

Each Union Employee who is hired on a full-time basis or part-time basis on and after January 1, 2011 shall become a DB Member on the January 1st of the calendar year following the year in which the Employee earned at least thirty- five percent (35%) of the YMPE or worked seven hundred (700) hours with the Company.

(b)	Each Non-Union Employee who is hired on a full-time basis or on less than full- time basis on and after January 1, 2011 shall become a DC Member on the first day of the month coincident with or next following the date the Employee completes 90 days of Continuous Service.

Notwithstanding any provision to the contrary, the Company may, in its sole discretion, waive the foregoing eligibility requirement

Article 10 – General Provisions

10.06	Commutation of Benefits

(a) (i)	Benefits required to be paid under the Plan to a Member who has ceased to accrue Continuous Service may be commuted and paid in a lump sum, at the discretion of the Member, if the payment of the Member’s retirement income under Part 3 has not commenced and if the lump sum Actuarial Equivalent of the benefits or the value of the Member’s DC Account is less than twenty percent (20%) of the YMPE as at the Date of Determination. This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company.

(ii)	Where the requirements set out in subparagraph (i) are met, the Member’s benefits may be commuted and paid in a lump sum, at the discretion of the Company, subject to the notification requirements of Applicable Pension Laws.

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(iii)	The amount of the benefit settlement under subparagraph (i) or (ii) shall be the Actuarial Equivalent of the benefits remaining to be paid or the value of the Member’s DC Account.

(b)	A Member who has ceased to accrue Continuous Service and who has not been residing in Canada for at least two (2) years may elect to receive the payment of his benefits in the form of a lump sum. The amount of the benefit settlement under this paragraph shall be the Actuarial Equivalent of the benefits remaining to be paid or the value or the Member’s DC Account.

(c)	A Member or Spouse of a Member who is entitled to a deferred retirement income under Part 3 of the Plan or entitled to the value of a DC Account under Part 2 of the Plan, who has attained age fifty-five (55) but whose age is less than sixty-five (65) and who files a duly signed form prescribed by Applicable Pension Laws with the Company, may receive, in each calendar year, a lump sum payment equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC account; and

(ii)	is forty percent (40%) of the YMPE, minus the annual amount of any temporary retirement income received from a registered pension plan, under a life annuity contract or under a life income fund during that calendar year.

The benefit entitlements of the Member or Spouse who elects to receive a lump sum payment in accordance with this paragraph shall be reduced in the manner specified in Sections 6.05 of Part 2 or 4.05 of Part 3.

(d)

A Member or Spouse who is entitled to a deferred retirement income under Part 3 of the Plan or to the value of a DC Account under Part 2 of the Plan and who elects to receive a temporary monthly income under a life income fund in accordance with Applicable Pension Laws prior to the calendar year in which

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such person attains age fifty-five (55), may, for the purposes of replacing such deferred retirement income by a temporary income, apply for the transfer from the Plan to the life income fund, in each calendar year prior to the calendar year in which this person attains age fifty-five (55), of an amount equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC Account; and

(ii)	is the additional amount required for the balance of the life income fund to allow, until the end of the calendar year, the payment of the maximum temporary monthly income under a life income fund as permitted by Applicable Pension Laws.

(e)	Any lump sum refund paid from the Plan may, subject to Revenue Rules, be transferred to an RRSP.

PART 2 – DEFINED CONTRIBUTION PROVISIONS

6.05	Phased Retirement

(a)	A DC Member who has attained age 55 and whose working time is reduced in accordance with a phased retirement agreement with the Company may receive, on request, for each calendar year covered by the agreement with the Company, a lump sum payment which shall not exceed the lesser of:

(i)	seventy percent (70%) of the reduction in the Member’s remuneration resulting from the reduction in his working time during that year;

(ii)	forty percent (40%) of the YMPE for that year; and

(iii)	the value of the Member’s DC Account.

Such lump sum payment shall also comply with such other requirements prescribed by Applicable Pension Laws.

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(b)	If a DC Member elects to receive a payment in accordance with paragraph (a):

(i)	subject to the other provisions of the Plan, contributions by the DC Member and the Company shall continue; and

(ii)	the balance of the DC Member’s DC Account shall be reduced by the payment received by the Member in accordance with paragraph (a).

PART 3 – DEFINED BENEFIT PROVISIONS

Article 4 – Amount of Retirement Income

4.03	Postponed Retirement

(a)	A DB Member retiring on a Postponed Retirement Date shall receive an amount of retirement income commencing from the Member’s Postponed Retirement Date that is the sum of:

(i)	the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination; and

(ii)	the amount of retirement income that is the Actuarial Equivalent of the retirement income under subparagraph (i) above that would have been paid since Normal Retirement Date, with interest thereon.

(b)	Notwithstanding paragraph (a) above, a Member who continues in the employ of the Company beyond Normal Retirement Date may elect to receive payment of all or a portion of such Member’s retirement income equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination, but only to the extent necessary to compensate for a reduction in salaries or wages, as defined in Applicable Pension Laws, incurred on or after Normal Retirement Date.

(c)	No Member may exercise the right specified in paragraph (b) more than once per twelve (12) month period, except pursuant to an agreement with the Company.

(d)	If a Member elects to receive the payment of all or a portion of his retirement income prior to Postponed Retirement Date, the retirement income commencing

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on the Postponed Retirement Date shall be equal to the retirement income under paragraph (a) less the Actuarial Equivalent of the retirement income received prior to Postponed Retirement Date, with interest thereon.

4.05	Phased Retirement

(a)	A Member who has attainted age 55 and whose working time is reduced, in accordance with a phased retirement agreement with the Company, may receive, on request, for each calendar year covered by the agreement with the Company, a lump sum payment which shall not exceed the lesser of:

(i)	seventy percent (70%) of the reduction in the Member’s remuneration resulting from the reduction in his working time during that year;

(ii)	forty percent (40%) of the YMPE for that year; and

(iii)	the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Section 7.01, had the Member terminated employment on the date the lump sum payment is made and assuming payment of any retirement income entitlement commencing on the Member’s Normal Retirement Date.

(b)	A Member may not receive, in the same calendar year, the benefit provided for in this Section and a retirement income payable under paragraph 4.03(b).

(c)	In the event that a Member elects to receive a payment in accordance with paragraph (a):

(i)	subject to the other provisions of the Plan, the accrual of Credited Service shall continue;

(ii)	a reducing retirement income payable in accordance with Article 5, commencing at Normal Retirement Date is determined as at the date the payment under paragraph (a) is made; and

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(iii)	any benefit subsequently payable under the other provisions of the Plan shall be reduced by the Actuarial Equivalent of the reducing retirement income specified in subparagraph (ii).

Article 5 – Payment of Retirement Benefits

5.03	Election of Optional Form

(a)	Other Options

(i)	One Hundred and Twenty (120)-Month Guarantee Option

(A)

A Member may, subject to the conditions and actuarial adjustment specified in Section 5.03, elect to receive the retirement income payable under Article 4 or 7 in the form of an annuity payable in equal monthly instalments for the life of the Member with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before one hundred and twenty (120) payments are made, the remaining payments shall continue to be paid to the Member’s Beneficiary.

(B)

A Member who, at the date the first (1st) instalment is due, has a Spouse who has not waived, in prescribed form, the right to a contingent retirement income, may elect to receive the retirement income payable under Article 4 or 7, in the form of an annuity payable as follows:

(1)	equal monthly instalments are paid for the life of the Member, until the last instalment due on the first (1st) day of the month in which the death of the Member occurs;

(2)

if the Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse is still alive, sixty percent (60%) of the instalments continue to be paid to the Spouse and forty percent (40%) of the instalments

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continue to be paid to the Member’s Beneficiary commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the earlier of:

(I)	the first (1st) day of the month in which the death of the Member’s Spouse occurs; and

(II)	the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Spouse;

and, if the date under (I) occurs prior to the date under (II), the instalments continue to be paid to the Member’s Beneficiary commencing on the first (1st) day of the month following the month in which the death of the Spouse occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member, the Spouse and the Spouse’s estate;

(3)

if the Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse has predeceased the Member, the instalments continue to be paid to the Member’s Beneficiary, commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Beneficiary; and

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(4)	after the Member’s death and provided the Spouse is still alive, monthly instalments equal to sixty percent (60%) of the retirement income that was payable to the Member continue to be paid to the Spouse commencing on the later of:

(I)	the first (1st) day of the month following the month in which the death of the Member occurs; and

(II)	the first (1st) day of the month that is one hundred and twenty (120) months later than the date the first (1st) instalment was paid to the Member.

The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 5.01.

(ii)	Temporary Pension Option

(A)

A Member who elects to receive his retirement income payable under Article 4 or 7 prior to his Normal Retirement Date and who files a duly signed form prescribed by Applicable Pension Laws with the Company prior to the payment of the first (1st) instalment of the benefit, may elect to receive his retirement income in the form of a life annuity plus a temporary annuity ceasing in the month preceding the Member’s Normal Retirement Date, both payable in equal monthly instalments. The annual amount of the temporary annuity shall be fixed by the Member before payment begins, but shall not exceed the lesser of (1) and (2), where:

(1)	is forty percent (40%) of the YMPE in the year of payment commencement; and

(2)	is the maximum annual amount of temporary retirement income permitted by Revenue Rules.

(B)	If the Member elects the temporary pension option described in this paragraph, any benefits payable to the Member’s Beneficiary or Spouse after the Member’s death shall be determined in

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accordance with such other form of payment elected by the Member in accordance with Article 5, any guarantee or continuance being applied to the annuity payment pattern resulting from the temporary pension option.

(C)	The value of the benefits payable under the temporary pension option shall be the Actuarial Equivalent of the benefit which would have been otherwise payable had the Member not elected the temporary pension option.

(D)	A Spouse who becomes entitled to the payment of a retirement income under the Plan may elect the temporary pension option described in the foregoing provisions of this Section, adapted as required.

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that Applicable Pension Laws require to be made available, or as may be approved and made available by the Company from time to time, subject to Applicable Pension Laws and Revenue Rules.

5.04	Redetermination of Form of Retirement Income

(a)	If a Member receives retirement income under a form that provides for the continuance of the Member’s retirement income to the Spouse after the Member’s death and if, after the commencement of the Member’s retirement income, the Member’s Spouse ceases to be entitled to the contingent retirement income by virtue of paragraph 2.50(f) of Part 1, the Member is entitled, on request to the Company, to a redetermination of the retirement income. The redetermined retirement income shall be in the same amount and have the same characteristics as the retirement income that would be payable to the Member at the date of redetermination had the Member not had a Spouse on the date the payment of the retirement income began.

(b)	Unless the Company has received the notice provided for in paragraph 2.50(f) of Part 1, the Company shall redetermine the Member’s retirement income in

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accordance with paragraph (a) if the benefits accrued to the Member under the Plan are partitioned, pursuant to Section 6.02 of Part 1, subsequent to the commencement of the Member’s retirement income.

(c)	If the Member requests a redetermination in accordance with paragraph (a) and the effective date of the judgement granting the separation from bed and board, the divorce or the annulment of the marriage, or the date of the cessation of the conjugal relationship, is prior to January 1, 2001, the redetermination shall be effective as of the date of the Member’s request.

Article 6 – Death Benefits

6.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

If a DB Member who is accruing Continuous Service dies on or after Normal Retirement Date, but before Postponed Retirement Date, benefits shall be paid, subject to paragraph (c), in accordance with the following paragraph (a) or (b), as applicable.

(a)	If there is a Spouse who has not waived, in accordance with Applicable Pension Laws, the right to the retirement income payable under this paragraph, the Spouse shall receive a retirement income equal to the greater of (i) and (ii), where:

(i)	is the retirement income that is the Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 4.03, in respect of Credited Service, or Plan amendments made, on and after January 1, 1987, had the Member retired on the date of death;

(ii)

is the retirement income the Spouse would have received had the Member retired on the first (1st) day of the month coincident with or immediately preceding the date of the Member’s death and elected to receive retirement income in accordance with paragraph 5.02(a) with seventy-five percent (75%) continuance to the Spouse after the Member’s death.

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(b)	If there is no Spouse or if the Spouse has waived, in accordance with Applicable Pension Laws, the right to the retirement income payable under paragraph (a), benefits shall be payable in accordance with Section 6.01, but with reference to Section 4.03 instead of Section 4.02 or Article 7.

(c)	If the Member received the payment of all or a portion of his retirement income prior to his death:

(i)	there shall be paid to the Spouse or Beneficiary any benefits due in accordance with Section 6.03 with respect to the retirement income the Member was receiving immediately prior to his death; and

(ii)	there shall also be paid benefits in accordance with paragraph (a) or (b) above, as applicable, multiplied by one less the ratio that (A) bears to (B), where:

(A)	is the retirement income the Member was receiving immediately prior to his death; and

(B)	is the retirement income the Member would have been eligible to receive in accordance with Section 4.03 had the Member retired on the date of death.

6.04	Death Benefits for Terminated Members

If the death of a DB Member occurs after the Member has ceased to accrue Continuous Service, but prior to the Member’s Pension Commencement Date, the benefit and the person entitled to the benefit shall be determined in accordance with Section 6.01, to the extent not previously refunded or transferred.

Article 7 – Termination of Employment

7.01	Termination Benefit

A DB Member whose employment with the Company is terminated, for any reason other than death or retirement, shall receive a retirement income commencing on the Member’s Normal Retirement Date, equal to the Plan Benefit determined using the Member’s date of termination of employment as his Date of Determination, payable in accordance with Article 5.

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Such retirement income, in respect of Credited Service accrued on or after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada, from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Article 10 – Transfer of Employment

10.01	Transfers to Associated Companies

If a DB Member is transferred, on or after January 1, 2011, within the Company to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or is transferred to any Canadian company which is associated with the Company, but which does not itself participate in the Plan, at least ten (10) years prior to the Member’s Normal Retirement Date, the Member may elect to receive benefits in accordance with Article 7. If the Member does not elect to receive benefits in accordance with Article 11, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the Company or the associated company, as applicable; and

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee; and

(c)	Final Average Earnings shall be determined based only on the Member’s Earnings from the Company.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Schedule 1 – DSD Warehouse Closure in Calgary and Edmonton Page 128

Schedule 1 – DSD WAREHOUSE CLOSURE IN CALGARY AND EDMONTON

The Company announced the closure of the DSD warehouses in Calgary and Edmonton on January 30, 2009. The provisions of this Appendix set out the special provisions that apply only to Affected Members (as defined below) as of the specified Termination Date (as defined below). The regular provisions of the Plan shall apply to such Members except to the extent that they are modified by this Appendix. Benefits payable in respect of death, retirement or termination of employment prior to and after the Termination Date shall be governed by the terms of the Plan as it was construed at the relevant time.

ARTICLE E-1 – DEFINITIONS

Unless the context requires otherwise, all words and phrases defined elsewhere in the Plan (other than this Appendix) and used in this Appendix shall have the same meaning as given to them elsewhere in the Plan.

In this Appendix:

E1.01	“Affected Member” means a Member who receives a notice of termination of employment as a result of the closure of the DSD warehouses in Edmonton or Calgary and who terminates employment on his Termination Date pursuant to such notice.

E1.02	“Termination Date” in respect of an Affected Member means the date when he terminates employment with the Company pursuant to the notice referred to in Section E1.01.

ARTICLE E-2 – RETIREMENT

E2.01	Immediate Retirement

If an Affected Member has reached his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date and is therefore eligible to retire and receive an immediate pension as at his Termination Date, then the Affected Member may elect to either commence that pension or transfer the Actuarial Equivalent of that pension pursuant to the terms of Section E4.02.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Schedule 1 – DSD Warehouse Closure in Calgary and Edmonton Page 129

ARTICLE E-3 –VESTING

E3.01	Immediate Vesting

An Affected Member who is not eligible to receive the benefit under Section E2.01 when he reaches his Termination Date shall be considered to be entitled to a deferred vested pension determined in accordance with Section 11.01 regardless of length of participation in the Plan.

ARTICLE E-4 – MISCELLANEOUS

E4.01	No Duplication of Benefit Option

An Affected Member may not elect to receive benefits under more than one of Article E-2, Article E-3 or the regular provisions of the Plan.

E4.02	Full Portability

Subject to the provisions of Section E2.01, an Affected Member who is entitled to a pension under the terms of this Appendix may elect to transfer the Actuarial Equivalent of such pension. The Actuarial Equivalent of such pension shall be transferred in accordance with Section 11.05, provided that the Affected Member notifies the Company of such selection in such form and manner as complies with the Act. An Affected Member who makes such election shall take such transfer in full satisfaction of all rights under the Plan and, upon such transfer, shall not be entitled to any further benefit under the Plan.

E4.03	Timing of Election

An Affected Member who wishes to retire or elect to transfer the Actuarial Equivalent of his pension pursuant to the provisions of this Appendix must complete and deliver to the Company an election, in the form prescribed by the Company, within the prescribed time after receipt of the statement setting out such Affected Member’s entitlement under this Appendix. An Affected Member who fails to complete and deliver such form within the stated time shall, subject to the requirements of Act, be deemed to have elected to receive a deferred pension payable from the Plan and commencing at the earliest date when it will be unreduced for early commencement, provided that the Affected Member may subsequently elect an earlier commencement date as provided under the terms of this Appendix.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Schedule 2 – Sismet Warehouse Closure in Toronto Page 130

Schedule 2 – SISMET DSD WAREHOUSE CLOSURE IN TORONTO

The Company announced the closure of the Sismet DSD warehouse in Toronto on April 29, 2009. The provisions of this Appendix set out the special provisions that apply only to Affected Members (as defined below) as of the specified Termination Date (as defined below). The regular provisions of the Plan shall apply to such Members except to the extent that they are modified by this Appendix. Benefits payable in respect of death, retirement or termination of employment prior to and after the Termination Date shall be governed by the terms of the Plan as it was construed at the relevant time.

ARTICLE F-1 – DEFINITIONS

Unless the context requires otherwise, all words and phrases defined elsewhere in the Plan (other than this Appendix) and used in this Appendix shall have the same meaning as given to them elsewhere in the Plan.

In this Appendix:

F1.01	“Affected Member” means a Member who receives a notice of termination of employment as a result of the closure of the Sismet DSD warehouse in Toronto and who terminates employment on his Termination Date pursuant to such notice.

F1.02	“Termination Date” in respect of an Affected Member means the date when he terminates employment with the Company pursuant to the notice referred to in Section F1.01.

ARTICLE F-2 – RETIREMENT

F2.01	Immediate Retirement

If an Affected Member has reached his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date and is therefore eligible to retire and receive an immediate pension as at his Termination Date, then the Affected Member may elect to either commence that pension or transfer the Actuarial Equivalent of that pension pursuant to the terms of Section F5.02.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Schedule 2 – Sismet Warehouse Closure in Toronto Page 131

ARTICLE F-3 – RULE OF FIFTY-FIVE

F3.01	Eligibility for Enhancement

Notwithstanding the provisions of Article 7 and Article 9, if the sum of the attained age of an Affected Member plus his Continuous Service equals or exceeds 55 years on his Termination Date, then the Affected Member shall be eligible for the benefit provided pursuant to Section F3.02.

F3.02	Early Retirement Benefit

An Affected Member who is eligible pursuant to Section F3.01 is entitled to receive a deferred retirement income calculated as of his Termination Date and commencing on his Normal Retirement Date or he may elect to receive a pension commencing on the first day of any month after he attains age 55 calculated pursuant to Section 7.03 or 9.01 as applicable.

ARTICLE F-4 – VESTING

F4.01	Immediate Vesting

An Affected Member who is not eligible to receive the benefit under Section F2.01 or F3.01 when he reaches his Termination Date shall be considered to be entitled to a deferred vested pension determined in accordance with Section 11.01 regardless of length of participation in the Plan.

ARTICLE F-5 – MISCELLANEOUS

F5.01	No Duplication of Benefit Option

An Affected Member may not elect to receive benefits under more than one of Article F-2, F-3, F-4 or the regular provisions of the Plan.

Kraft Canada Inc. Kraft Canada Inc. Trusteed Retirement Plan B Amended and Restated January 1, 2011	Schedule 2 – Sismet Warehouse Closure in Toronto Page 132

F5.02	Full Portability

Subject to the provisions of Section F2.01, an Affected Member who is entitled to a pension under the terms of this Appendix may elect to transfer the Actuarial Equivalent of such pension. The Actuarial Equivalent of such pension shall be transferred in accordance with Section 11.05, provided that the Affected Member notifies the Company of such selection in such form and manner as complies with the Act. An Affected Member who makes such election shall take such transfer in full satisfaction of all rights under the Plan and, upon such transfer, shall not be entitled to any further benefit under the Plan.

F5.03	Timing of Election

An Affected Member who wishes to retire or elect to transfer the Actuarial Equivalent of his pension pursuant to the provisions of this Appendix must complete and deliver to the Company an election, in the form prescribed by the Company, within 90 days of receipt of the statement setting out such Affected Member’s entitlement under this Appendix. An Affected Member who fails to complete and deliver such form within the stated time shall, subject to the requirements of Act, be deemed to have elected to receive a deferred pension payable from the Plan and commencing at the earliest date when it will be unreduced for early commencement, provided that the Affected Member may subsequently elect an earlier commencement date as provided under the terms of this Appendix.

RESOLUTION OF THE BOARD OF DIRECTORS OF

KRAFT CANADA INC. (the “Corporation”)

KRAFT CANADA INC. TRUSTEED

RETIREMENT PLAN B (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 16 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to close membership under the defined benefit component of the Plan for all non-union employees hired after December 31, 2010 and to add a defined contribution component to the Plan for all eligible non-union employees hired after December 31, 2010.

4.	The Corporation wishes to amend and restate the Plan to incorporate these changes, to consolidate all prior amendments and to clarify certain other provisions of the Plan.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

Effective January 1, 2011, the Plan is amended and restated to incorporate these changes in the form attached hereto as Schedule “A”.

THE FOREGOING RESOLUTION is hereby passed by the Board of Directors of the Corporation pursuant to the Canada Business Corporations Act as of the 7th day of September, 2011, as evidenced by their respective signatures hereto.

/s/ Dino Bianco		/s/ Brendan P. Flynn
Dino Bianco		Brendan P. Flynn

/s/ Rosanne M. Angotti
Rosanne M. Angotti